Exhibit 10.1

AIRFRAME LEASE AGREEMENT

Dated as of August 15, 2025 between

TVPX AIRCRAFT SOLUTIONS INC.,

not in its individual capacity but solely as Owner Trustee, as Lessor

and

GLOBAL CROSSING AIRLINES, INC.,

as Lessee

in respect of

Airframe: AIRBUS A320-200ceo Manufacturer’s Serial No: 2840 Registration Mark N521SH

This Agreement has been executed in multiple counterparts. The counterpart to be deemed the Original Counterpart contains a receipt therefor executed by the Lessor on its signature page. To the extent that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), a security interest in this Agreement may be created only by the transfer of possession of that Original Counterpart.

Table of Contents

PAGE

ARTICLE 1 INTERPRETATION 11

1.1
Definitions 11
1.2
Construction 24
1.3
Cape Town Convention 24

ARTICLE 2 REPRESENTATIONS AND WARRANTIES 25

2.1
Lessee’s Representations and Warranties 25
2.2
Repetition 28
2.3
Lessor’s Representations and Warranties 28
2.4
Repetition 29

ARTICLE 3 CONDITIONS PRECEDENT 29

3.1
Lessor Conditions Precedent 29
3.2
Further Lessor Conditions Precedent 32
3.3
Lessee Conditions Precedent 32
3.4
Conditions Subsequent. 33
3.5
Waiver 33

ARTICLE 4 DELIVERY INSPECTION AND ACCEPTANCE 33

4.1
Delivery Inspection and Acceptance 33
4.2
Condition at Delivery 33
4.3
Technical Acceptance and Delivery… 34
4.4
Delivery of Airframe to Lessee 34
4.5
Lessee Acceptance of Airframe 35
4.6
Loss of Airframe 35
4.7
Deferred Pre-Delivery Modifications 35

ARTICLE 5 LEASE COMMENCEMENT 35

5.1
Leasing 35
5.2
Net Lease 36

5.3
Delivery 36
5.4
Transport of Airframe 36
4.4
Delivery in Delivery 36

ARTICLE 6 PAYMENTS 37

6.1
Rental Periods 37
6.2
Rent 37
6.3
Purchase Obligation 37
6.4
Payments 37
6.5
Gross-up 38
6.6
Taxation 38
6.7
Value Added Tax 38
6.8
Information and Filing 38
6.9
Taxation of Indemnity Payments; Tax Savings; Tax Indemnitee Performance 39
6.10
Default Interest 40
6.11
Contest 41
6.12
Security Deposit 41
6.13
Absolute 43

ARTICLE 7 MANUFACTURER’S WARRANTIES 43

7.1
Assignment 43
7.2
Parts 44
7.3
Agreement 44

ARTICLE 8 LESSOR COVENANTS 44

8.1
Quiet Enjoyment 44

ARTICLE 9 LESSEE’S COVENANTS 44

9.1
Duration 44

9.2
Information and Access 44
9.3
Lawful and Safe Operation 46
9.4
Taxes and other Outgoings 48
9.5
Sub-Leasing 48
9.6
Inspection 49
9.7
Title 50
9.8
General 51
9.9
Records 52
9.10
Protection and Approvals 52
9.11
Maintenance and Repair 53
9.12
Removal of Parts 55
9.13
Installation of Parts 55
9.14
Non-installed Parts 56
9.15
Modifications 56
9.16
Title to Parts 57
9.17
Registration. 57
9.18
Replacement of Parts 58
9.19
Ownership of Parts 59

ARTICLE 10 INSURANCE 59

10.1
Insurances 59
10.2
Requirements 60
10.3
Insurance Covenants 60
10.4
Failure to Insure 61

10.5
Continuing Indemnity 61
10.6
Application of Insurance Proceeds 62

ARTICLE 11 INDEMNITY 62

11.1
General 62
11.2
Duration 64

ARTICLE 12 EVENTS OF LOSS 64

12.1
Event of Loss 64
12.2
Requisition 65

ARTICLE 13 RETURN OF AIRFRAME 65

13.1
Return and Airworthiness 65
13.2
Final Inspection 65
13.3
Non-compliance and Continuing Obligations 66
13.4
Redelivery 69
13.5
Export and Deregistration of Airframe 69
13.6
Acknowledgement… 69
13.7
Approved Maintenance Program 69
13.8
Fuel 70
13.9
APU & Landing Gear 70

ARTICLE 14 DEFAULT AND EARLY TERMINATION 70

14.1
Events 70
14.2
Rights 73
14.3
Deregistration 73
14.4
Default Payments 74
14.5
Termination Upon Illegality 74

ARTICLE 15 ASSIGNMENT 75

15.1
Lessee Assignment 75
15.2
Lessor Assignment 75

15.3
Lessee Cooperation 75

ARTICLE 16 MISCELLANEOUS 76

16.1
Waivers, Remedies Cumulative 76
16.2
Delegation 76
16.3
Certificates 76
16.4
Appropriation 76
16.5
Currency Indemnity 77
16.6
Set-off 77
16.7
Severability 77
16.8
Remedy 78
16.9
Time of Essence 78
16.10
Notices 78
16.11
Law and Jurisdiction 79
16.12
Sole and Entire Agreement 80
16.13
Indemnities 80
16.14
Counterparts 80
16.15
Language 80
16.16
Brokers 80
16.17
Expenses 80
16.18
Cape Town Convention Prevails 81
16.19
Confidentiality 81
16.20
True Lease 81

ARTICLE 17 DISCLAIMERS AND WAIVERS 81

17.1
Exclusion 81
17.2
Waiver 82

17.3
Consequential Damages 82

Annex I Form of Monthly Disclosure Report Schedule 1 Airframe Description

Schedule 2 Form of Certificate of Acceptance Schedule 3 Commercial Terms

Schedule 4 Insurance Requirements Schedule 5 Return Conditions

Schedule 6 Form of Redelivery Certificate

THIS AIRFRAME LEASE AGREEMENT (this “Agreement” or this “Lease”) is made as of this 15th day of August, 2025 between TVPX AIRCRAFT SOLUTIONS INC., not in its individual capacity but solely as Owner Trustee under the Trust Agreement, a corporation incorporated under the laws of the State of Utah, U.S.A., having its principal place of business at

19495 Biscayne Boulevard, Suite 604, Aventura, Florida 33180 U.S.A. (“Lessor”), and GLOBAL CROSSING AIRLINES, INC., a corporation incorporated under the laws of the State of Delaware, U.S.A., having its principal place of business at Building 5A, 4th Floor, Miami International Airport, 4200 NW 36th Street, Miami, Florida 33146 U.S.A. (“Lessee”).

WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Airframe on the terms of this Agreement.

IT IS AGREED as follows:

ARTICLE 1 INTERPRETATION

1.1
Definitions

In this Agreement the following expressions have the respective meanings set forth below: “Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding

Company of that Person or any other Subsidiary of that Holding Company.

“Agent” means, if applicable, the “facility agent or security trustee” under the Credit Agreement (if any), or any other Financing Party which Lessor notifies Lessee from time to time shall constitute the “Agent” for all purposes of this Agreement.

“Agreed Maintenance Performer” means such maintenance facility (including Lessee) approved by the FAA pursuant to FAA Part 145 (which may include a dual rated EASA approved facility) for the accomplishment of the maintenance, testing, inspection, repair, overhaul or modification that is intended to be accomplished with respect to the Airframe.

“Agreed Value” has the value assigned to such term as specified in Schedule 3 (Commercial Terms) attached hereto.

"Agreement” has the meaning specified in the Recitals.

“Air Authority” means the FAA and/or any Government Entity that, under the laws of the State of Registration, from time to time (i) have control or supervision of civil aviation or (ii) have jurisdiction over the registration, airworthiness or operation the Airframe.

“Air Operator Certificate” or “AOC” means an air carrier’s operating certificate issued by the FAA.

“Airframe” means the Airframe described in Schedule 1 (Airframe Description), which term includes where the context permits, a separate reference to all Parts, and Airframe Documents, and which term excludes any Engines or APU from time to time installed on the Airframe.

“Airframe Documents” means the documents, data, manuals and records identified in Schedule 1 (Airframe Description) and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

“Airframe Manufacturer” means Airbus S.A.S.

“Airworthiness Directives” or “ADs” means all airworthiness directives and other legally mandatory instructions issued by the FAA and/or EASA applicable to the Airframe or any Part.

“AMM” means the latest version of the Airframe maintenance manual applicable to the Airframe.

“Anticipated Delivery Date” means August 15, 2025.

“Approved Maintenance Program” means Lessee’s Airframe maintenance program approved by the Air Authority and meeting the requirements of the MPD.

“APU” means any auxiliary power unit that may be installed on the Airframe during the

Term.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code

§§101 et seq. in effect as of any date of determination.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Fort Lauderdale, Florida, U.S.A.

“C-Check” means a maintenance check on the Airframe under the Approved Maintenance Program designated as a “C” check (or the equivalent check if not so designated) and consisting of full and complete zonal, systems and structural check including the corresponding lower checks (“A” or equivalent) and any other maintenance and inspections tasks that are a part of such checks, all in accordance with the Approved Maintenance Program, or if the Approved Maintenance Program changes and no longer refers to a full and complete zonal, systems and structural block “C” check, then a check consisting of those items of maintenance characterized by the MPD and best industry practice as a “C” check (or its equivalent) and that shall clear the Airframe for 24 months, 7500 hours and 5,000 cycles of operation.

“Cape Town Agreements” means the Cape Town Convention as supplemented by the Cape Town Aircraft Protocol (in each case, utilizing the English-language version thereof).

“Cape Town Aircraft Protocol” means The Protocol to the Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).

“Cape Town Convention” means the Convention on International Interests in Mobile

Equipment which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (as amended, supplemented or modified from time to time) and shall mean when referring to such Convention with respect to the Contracting State, such Convention, as is in effect in such Contracting State unless otherwise indicated.

“Certificate of Acceptance” means a Certificate of Acceptance in the form of Schedule 2 (Form of Certificate of Acceptance) hereto.

“Certificated Air Carrier” means a holder of an air carrier operating certificate issued by the Air Authority for aircraft capable of carrying ten or more individuals or 6,000 pounds of cargo.

“Certificate of Airworthiness” or “CoA” means a certificate of airworthiness issued by the FAA or the relevant Air Authority, as applicable.

“Claim” has the meaning specified in Section 11.1 (Indemnity; General). “Closing” has the meaning specified in Section 6.3 (Purchase Obligation). “Closing Date” has the meaning specified in Section 6.3 (Purchase Obligation).

“Contractual Currency” has the meaning specified in Section 16.5 (Currency Indemnity).

“Contracting State” means a country that has ratified, accepted, approved or acceded to the CTC in accordance with its terms and with respect to which no denunciation in accordance with the terms of the CTC has taken effect.

“CTC” means the Cape Town Convention and the Cape Town Airframe Protocol together and shall mean when referring to the CTC with respect to such Contracting State, the CTC, as is in effect in such Contracting State unless otherwise indicated.

“Credit Agreement” means any loan agreement, as identified in writing by Lessor, entered into or to be entered into between Lessor, as borrower, the facility agent, security trustee (if any) and the lenders party thereto, together with any other credit agreement to be entered into by Lessor and the applicable Financing Parties in connection with the financing of the Airframe.

“Cycle” means one take-off and landing of the Airframe.

“Damage Notification Threshold” has the meaning specified in Schedule 3 (Commercial Terms).

“Default” means any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfillment of other condition would constitute an Event of Default.

“Default Interest” shall have the meaning specified in Section 6.10 (Default Interest). “Deferred Pre-Delivery Modifications” means the installation of the ADSB out and the data link activation and as more particularly set forth in Schedule 1 (Airframe Description), to be performed following Delivery of the Airframe pursuant to Section 4.7 (Deferred Pre-Delivery Modifications).

“Delivery” has the meaning specified in Section 5.3 (Delivery).

"Delivery Deposit” has the meaning specified in Section 6.12(a) (Security Deposit) in the amount set forth in Schedule 3 (Commercial Terms).

"Delivery Inspection” has the meaning specified in Section 4.3(b) (Technical Acceptance and Delivery Inspection).

“Delivery Inspection Deadline” has the meaning specified in Section 4.3(b) (Technical Acceptance and Delivery Inspection).

“Delivery Location” means the facilities of eCube in Coolidge, Arizona, U.S.A. “Deregistration Power of Attorney” or “DPOA” means a deregistration power of attorney relating to the Airframe and issued by Lessee in favor of Lessor and/or the Financing

Parties (if applicable) in form and delivered in such manner as Lessor and any Financing Party may request (and, if applicable, notarized, legalized, apostilled and/or translated for use in the State of Registration, in each case at Lessee’s cost), empowering Lessor or any Financing Party (as the case may be):

(a)
to de-register the Airframe in the name of Lessee from the Airframe register in the State of Registration;
(b)
to export the Airframe from the State of Registration; and
(c)
to take any action required to release the Airframe from any Lien. “Dollars” or “US$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency, an agency of the European Union, or any successor agency thereto.

“Engine” means any aircraft engine that may be installed on the Airframe during the Term.

“Event of Default” means an event specified in Section 14.1 (Events). “Event of Loss” means with respect to the Airframe:

(a)
the actual or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or
(b)
the loss of use of the Airframe, due to destruction or damage beyond repair or being rendered permanently unfit for normal use for any reason; or
(c)
the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Airframe by the government of the State of Registration, the State of Incorporation or other competent authority (whether de jure or de facto) resulting in Owner or Lessor being divested of title to any interest in such property, other than by voluntary act; or
(d)
the hijacking, theft, condemnation, confiscation or seizure of the Airframe which deprives Lessee, or any sublessee permitted hereunder to have possession and/or use of the Airframe, of its possession and/or use for more than 30 consecutive days; or
(e)
the requisition for use of the Airframe (other than in the circumstances referred to in (c) above) which deprives the Lessee or any permitted sublessee of the use of the Airframe for more than 60 consecutive days.

“Expiry Date” means the Scheduled Expiry Date (as such date may be extended by way of Section 4.7 (Deferred Pre-Delivery Modifications) or to comply with the requirements of Article 13 (Return of Airframe)) or, if earlier, the date on which:

(a)
this Agreement shall terminate in accordance with the terms hereof; or
(b)
Lessor receives the Agreed Value following an Event of Loss.

“FAA” means the Federal Aviation Administration of the U.S. Department of Transportation or any successor thereto under the Laws of the U.S. Where it is stated in this Lease that a repair station or a repair, overhaul or maintenance facility will be an "FAA approved" station or facility, such station or facility must be approved by the FAA to perform maintenance and repair work on the Airframe.

“FAA Counsel” means McAfee & Taft, Erin Van Laanen, Esq., Oklahoma City, Oklahoma.

“Final Delivery Date” means September 1, 2025, unless otherwise agreed in writing between Lessor and Lessee.

“Final Inspection” has the meaning specified in Section 13.2 (Final Inspection). “Financing Parties” means such financial institution(s), noteholders and/or other providers of finance or funds, or any trustee(s) acting on behalf of such Persons as identified by Lessor from time to time in writing to Lessee, from whom funds for the acquisition or continued ownership of the Airframe by Owner is to be, or is for the time being obtained and/or in whose favor or for whose benefit security over, or rights relating to, the Airframe and/or this Agreement is granted by Lessor or at its request. Until notified otherwise by Lessor to Lessee, the Financing Parties shall include the Agent and each lender under the Credit Agreement, if any.

“Flight Hour” means each hour or part thereof (rounded to two decimal places) elapsing from the moment the wheels of the Airframe leave the ground on take-off until the wheels of the Airframe next touch the ground.

“GAAP” means generally accepted accounting principles then used in the State of Incorporation.

“Governing Law” means the laws of the State of New York with respect to agreement made and to be entirely performed in such State by residents thereof.

“Government Entity” means:

(a)
the FAA, or other approved Air Authority;
(b)
any national government, political subdivision, or local jurisdiction;
(c)
any instrumentality, board, commission, court, or agency of any thereof, however constituted; and
(d)
any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

“Habitual Base” means the continental United States of America, or other location affiliated with the short or long term charter or ACMI operations of Lessee, or subject to the prior written consent of Lessor, any other state, province or country in which the Airframe is from time to time habitually based within the geographical limits imposed by the Insurances.

“Holding Company” means, in relation to a Person, any other Person in respect of which it is a Subsidiary.

“Illegality Event” means:

(a)
it being or becoming impossible or unlawful under any applicable law for the Lessee or Lessor to perform any of its material obligations or to exercise any of its material rights under any Transaction Document; or

(b)
any Transaction Document becoming invalid, ineffective or unenforceable, in whole or in part, or ceasing to constitute the legally valid, binding and enforceable obligations of the Parties with the result that the Lessor’s interests under any Transaction Document are materially and adversely affected, in each case as a result of an event which is not caused by and is beyond the control of the Lessee.

“Illegality Termination Date” has the meaning specified in Section 14.5(b) (Termination Upon Illegality).

“Indemnitees” or “Indemnitee” means each of Lessor, Owner, Owner Trustee, Owner Participant, Servicer, the Agent, the Financing Parties, AvCap Managers, LLC (as Holding Company), AvCap Asset Trading, LLC (as prior owner participant), Gryphon Aviation Leasing, LLC (as Affiliate), Avolon Leasing Ireland 3 Limited (as prior owner), Avolon Aerospace Leasing Limited (as prior servicer), including, all of their respective successors and assigns; direct and indirect members, managers, partners, or shareholders, subsidiaries, Holding Company, Subsidiaries, Affiliates, contractors, subcontractors, representatives, controlling persons, directors, officers, servants, agents, employees and transferees.

“Indemnitee Taxes”, in respect of any Tax Indemnitee, means any Taxes:

(a)
based on or measured by the net income, profits, capital, or net worth of the Tax Indemnitee imposed by any Government Entity, other than any such taxes that are in the nature of sales, use, gross receipts, ad valorem, license, property or VAT;
(b)
sales, general excise, use or similar transfer Taxes imposed on a Tax Indemnitee upon any voluntary or involuntary transfer or disposition by the Indemnitee of the Airframe, or any interest in Tax Indemnitee other than any transfer or disposition requested by Lessee or made while an Event of Default is continuing;
(c)
Taxes to the extent incurred with respect to any act occurring after:
(i)
the expiration or earlier termination of this Agreement and not related to the transactions contemplated by this Agreement,
(ii)
the (A) return of possession of the Airframe in accordance with the relevant provisions of this Agreement or (B) sale or other transfer of the Airframe following an Event of Loss with respect to the Airframe pursuant to the terms hereof, and

(iii)
the payment by Lessee of all amounts payable pursuant to this Agreement;
(d)
Taxes to the extent incurred in respect of any act or circumstance occurring prior to Lessee’s acceptance of the Airframe on the Lease Commencement Date and unrelated to the transactions contemplated by this Agreement;
(e)
imposed as a result of or in respect of the provision of finance in respect of the Airframe, or as a result or in respect of any Lessor Lien; or
(f)
any Taxes imposed on such Tax Indemnitee to the extent such Taxes are attributable to that Tax Indemnitee’s gross negligence or willful misconduct unless caused directly by the gross negligence or willful misconduct on the part of Lessee or any other user of the Airframe.

"Initial Deposit” has the meaning specified in Section 6.12(a) (Security Deposit) in the amount set forth in Schedule 3 (Commercial Terms).

"Initial Inspection” has the meaning specified in Section 4.3(a) (Technical Acceptance and Delivery Inspection).

“Initial Technical Acceptance Certificate” has the meaning specified in Section 4.3(a) (Technical Acceptance and Delivery Inspection).

“Insurances” has the meaning specified in Section 10.1 (Insurances). “International Interest” is defined in the Cape Town Convention.

“International Registry” means the international registration facilities established for the purposes of the CTC by Aviareto in Dublin, Ireland.

“Landing Gear” means the nose landing gear assembly, right main landing gear assembly, left main gear assembly of the Airframe as detailed in Schedule 1 (Airframe Description).

“Law” means any statute, decree, constitution regulation, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or part, (c) judicial or administrative interpretation or application of any of the foregoing or (d) any binding judicial precedent having the force of law.

"Lease” has the meaning specified in the Recitals.

“Lease Commencement Date” means the date on which the Delivery of the Airframe is confirmed in the Certificate of Acceptance.

“Lease Termination Certificate” means a lease termination certificate in form acceptable for filing with the FAA.

"Lessee” has the meaning specified in the Recitals.

“Lessee’s Account” means the bank account of Lessee set forth on Schedule 3 (Commercial Terms) as “Lessee’s Account”.

"Lessor” has the meaning specified in the Recitals

“Lessor Lien” means:

(a)
the Mortgage, the Security Agreement and any security interest whatsoever from time to time created by or through Owner or Lessor in connection with the financing of the Airframe;
(b)
any other security interest in respect of the Airframe which results from acts of or claims against Lessor and/or Owner or any other Indemnitee or Tax Indemnitee not related to the transactions contemplated by or permitted under this Agreement; and
(c)
liens in respect of the Airframe for Indemnitee Taxes.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, right of set-off, encumbrance, charge or security interest in, on or of such asset or other arrangement having the effect of creating a lien other than a Permitted Lien.

“Losses” means any costs, expenses, payments, charges, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

“LLP” means a life limited part.

“Major Check” means a 6Y or 12Y C-Check or equivalent maintenance check as set out in the Approved Maintenance Program.

“Major Repair” means any “Major Repair” as such term is commonly used by the FAA and/or EASA and/or the Air Authority.

“Manufacturer” means with respect to the Airframe or any Part of the Airframe, the Airframe Manufacturer or manufacturer of such Part, respectively.

“Material Default” means a Default under any of Sections 14.1(a), 14.1(f), 14.1(g), 14.1(h), 14.1(i), 14.1(j), 14.1(k), 14.1(n), 14.1(o) and/or 14.1(r).

“Maximum Deductible” has the meaning specified in Schedule 3 (Commercial Terms) attached hereto.

“Minimum Liability Coverage” has the meaning specified in Schedule 3 (Commercial Terms).

“MPD” means the latest version of the maintenance planning document in respect of the

Airframe published by the Airframe manufacturer.

“Modification" means any modification, alteration or addition to or removal from the Airframe, regardless of cost.

“Modification Threshold Amount” has the meaning specified in Schedule 3 (Commercial Terms).

“Monthly Disclosure Report” means the monthly report to be provided by Lessee to Lessor in the form attached as Annex I (Form of Monthly Disclosure Report).

“Mortgage” means any mortgage or similar agreement which Lessor or Owner notifies Lessee from time to time shall constitute the “Mortgage” for all purposes of this Agreement.

“OFAC” means the United States Office of Foreign Assets Control.

“Other Agreement” means an agreement, other than the Lease or any related Transaction Document, between or among (a) Lessor and Lessee; (b) Lessee and Lessor's Affiliates; and (c) Lessee's Affiliates and Lessor; (all of the foregoing collectively referred to as “Other Agreements” or each individually as an “Other Agreement”).

“Other Aircraft” means any aircraft, airframe, engines, auxiliary power units or other equipment subject to an Other Agreement.

“Owner” means Lessor or such other Person as Lessor may notify Lessee in writing as being the owner of the Airframe.

“Owner Participant” means AvCap 2840, LLC or such other Person as Lessor may notify Lessee in writing as being the owner participant under the Trust Agreement.

“Owner Trustee” means TVPX Aircraft Solutions Inc., as owner trustee under the Trust Agreement.

“Part” means whether or not installed on the Airframe:

(a)
any component, furnishing or equipment furnished with the Airframe on the Lease Commencement Date; and

(b)
any other component, furnishing or equipment title to which has, or should have passed to Lessor pursuant to this Agreement;

but excludes any such items title to which has, or should have, passed to Lessee pursuant to this Agreement.

“Permitted Lien” means:

(a)
this Agreement, and any subleases entered into in accordance with this Agreement;
(b)
any Lessor Lien;
(c)
any lien for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings; and
(d)
any lien of a repairer, mechanic, carrier, hangar keeper or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

but only if (in the case of (c) and (d) above) (i) adequate resources are available to Lessee for the payment of the Taxes or obligations; and (ii) such proceedings, or the continued existence of the lien, do not give rise to any risk of the sale, forfeiture or other loss of the Airframe or any interest therein or of criminal liability on Lessor, Owner, the Agent or any Financing Party.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, association, committee, department, authority or any other entity, incorporated or unincorporated, whether having distinct legal personality or not, or any member of the same and "person" and "persons" shall be construed accordingly.

“PMA Part” means a replacement part, component or furnishing which has not been manufactured by the manufacturer of the Part it replaces.

"Pre-Delivery Modifications” has the meaning specified in Section 4.3(a) (Technical Acceptance and Delivery Inspection).

“Prohibited Country” means any country to or in which the operation of an Airframe is not permitted under (a) any United Nations sanctions, (b) the U.K. Export of Goods Control Order 1994, (c) the United States Export Administration Act 1979 (as amended) and/or the Export Administration Regulations promulgated thereunder, (d) regulations administered from time to time by the Office of Foreign Assets Control of the United States Treasury Department, and (e) any similar, corresponding or successor legislation, sanctions or orders of the United Kingdom, the United States, the European Union or the United Nations.

"Purchase Agreement” has the meaning specified in Section 6.3 (Purchase Obligation). “Purchase Price” has the meaning specified in Section 6.3 (Purchase Obligation). “Redelivery Certificate” means the redelivery certificate in the form attached as Schedule

6
(Form of Redelivery Certificate) to be executed by Lessor at the time the Airframe is redelivered by Lessee at the end of the Term (if applicable).

“Redelivery Location” means the Delivery Location, or such other location in the continental United States of America as may be specified by Lessor.

"Reinsurances” has the meaning specified in Section 10.1(b) (Insurances). “Rent” means all amounts payable pursuant to Section 6.2 (Rent).

“Rent Date” means the first day of each Rental Period.

“Rental Period” means each period determined in accordance with Section 6.1 (Rental Periods).

“Security Agreement” shall mean any security agreement or assignment, charge, pledge, guaranty, or other document or agreement other than the Mortgage creating a Lien over the Airframe or this Agreement, or any other Transaction Documents in favor of any Financing Party, as identified in writing by Lessor or Owner, and any acknowledgments or consents to any of the foregoing.

"Sanctions” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, restrictive measures (including, for the avoidance of doubt, any Sanctions or measures relating to a particular embargo or asset freezing), case law or treaties relating to economic or trade sanctions or terrorism financing and applicable to any Lessee, Lessor, or any of their Affiliates or any of the Financing Parties or any of their Affiliates, including any sanctions administered, imposed or enforced by the U.S. government (including, without limitation, OFAC and the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the Government of Ireland, the European Union, the United Nations Security Council and any other Governmental Authority.

“Scheduled Expiry Date” means the date following thirty-six (36) months after the Lease Commencement Date.

“Security Deposit” has the meaning specified in Section 6.12(c) (Security Deposit).

“Serviceable” means as the context requires, tagged as serviceable for installation with an FAA 8130-1 or EASA Form One Dual Release and in a condition suitable for installation and use in commercial operations under the Air Authority and FAA/EASA regulations; and capable of immediate commercial operations under the Air Authority and FAA/EASA regulations.

“Servicer” means such Person identified as the servicer by Lessor.

“State of Incorporation” means the State of Delaware, United States of America.

“State of Registration” means (i) the United States for the Term of this Lease Agreement; and (ii) for purposes of the CTC, in respect of an Airframe, the country on the national register of which an Airframe is entered or the country of location of the common mark registering authority maintaining the Airframe register on which the Airframe is registered.

“Subsidiary” means in relation to any company or entity, any other company or entity, a company or corporation:

(a)
which is under the control, directly or indirectly, of the first mentioned entity, company or corporation; or
(b)
more than half the issued voting share capital of which is beneficially owned, directly or indirectly by the first mentioned entity, company or corporation; or
(c)
which is a subsidiary of another subsidiary of the first mentioned entity, company or corporation under the laws of its jurisdiction of incorporation,

and for this purpose, an entity, company or corporation shall be treated as being under the control of another if that other entity, company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Supplemental Rent” means all payments under this Agreement (other than payments of

Rent).

“Tax Indemnitees” or “Tax Indemnitee” means each of Lessor, Owner, Owner Trustee,

Owner Participant, Servicer, and the Financing Parties, AvCap Managers, LLC (as Holding Company), AvCap Asset Trading, LLC (as prior owner participant), Gryphon Aviation Leasing, LLC (as Affiliate), including, all of their respective successors and assigns; direct and indirect members, managers, partners, or shareholders, subsidiaries, Holding Company, Subsidiaries, Affiliates, contractors, subcontractors, representatives, controlling persons, directors, officers, servants, agents, employees and transferees.

“Taxes” means taxes, duties, imposts, charges, withholdings, fees and the like of all kinds and any other amount corresponding to any of the foregoing imposed by any Government Entity, together with any penalties, fines, additions to tax, surcharges or interest thereon.

"Technical Acceptance Certificate" shall mean the certificate in the form set forth on Schedule 7 (Form of Technical Acceptance Certificate), dated on or about the date hereof, executed and delivered by Lessee confirming its acceptance of the technical condition of the Airframe.

“Term” means the period commencing on the Lease Commencement Date and ending at the time set forth on the Redelivery Certificate on the Expiry Date.

“Termination Amount” has the meaning specified in Section 14.5(c) (Termination Upon Illegality).

“Transaction Documents” means this Agreement, the Initial Technical Acceptance Certificate, the Technical Acceptance Certificate, the Certificate of Acceptance, the Lease

Termination, the Deregistration Power of Attorney; together with each other document, instrument and certificate executed in connection with the Agreement by the “parties.

“Trust Agreement” means that certain Trust Agreement dated as of November 21, 2024 between AvCap Asset Trading, LLC, as trustor, and Owner Trustee, as assigned and assumed by the Owner Participant, and as may be further assigned, assumed, amended or otherwise modified from time to time.

"U.S. Trade Control Laws” has the meaning specified in Section 2.1(p) (Lessee’s Representations and Warranties).

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction. “United States” means the United States of America and its territories and possessions. “US$” means the lawful currency of the United States.

“VAT” has the meaning specified in Section 6.7 (Value Added Tax).

1.2
Construction
(a)
In this Agreement, unless the contrary intention is stated, a reference to:
(i)
each of “Lessor”, “Owner”, “Owner Trustee”, “Owner Participant”, “Lessee”, “Guarantor”, “Financing Party”, “Servicer” or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;
(ii)
words importing the plural shall include the singular and vice versa;
(iii)
any document shall include that document as amended, modified, novated or supplemented;

(iv)
reference to a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted; and
(v)
a Section or a Schedule is a reference to a Section of or a Schedule to this Agreement.
(b)
The headings in this Agreement are to be ignored in construing this Agreement.

1.3
Cape Town Convention The parties hereto agree that upon execution of this Agreement (i) this Agreement will constitute an International Interest with respect to the Airframe identified in this Agreement, (ii) such Airframe constitutes an “aircraft object” (as defined in the CTC) and (iii) this Agreement constitutes an agreement for the registration of the Airframe.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES

2.1
Lessee’s Representations and Warranties. Lessee represents and warrants to Lessor that:
(a)
Status: Lessee is a legal entity duly organized and validly existing under the laws of the State of Delaware, United States of America, and has the power and authority to own its assets and carry on its business as it is being conducted, is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Airframe and is duly qualified to do business in each jurisdiction in which it does business.
(b)
Power and authority: Lessee has the power and authority to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.
(c)
Legal validity: This Agreement constitutes Lessee’s legal, valid and binding obligation, enforceable against Lessee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.
(d)
Non-conflict: The entry into and performance by Lessee of, and the transactions contemplated by this Agreement do not and will not:

(i)
conflict with any law, enactment, rule or regulation or any judgment, decree, authorization license or permit to which Lessee is subject; or
(ii)
conflict with, or result in any breach of any of the terms of, or constitute a default under, any material agreement or other material instrument or document to which Lessee is a party or is subject or by which it or any of its property or assets is bound; or
(iii)
contravene or conflict with any provision of the constitutional documents of Lessee; or
(iv)
result in the creation of any Lien over any of the undertaking, properties, assets, rights or revenues of Lessee.
(e)
Certificated Carrier: Lessee is a Certificated Carrier.

(f)
Authorization: (i) Except for the registration of the Airframe with the FAA as the State of Registration in the name of Owner and noting the interest of Owner as owner, Lessee as lessee, and Lessor as lessor, and the placing on the Airframe of the plates containing the legends referred to in Section 9.7(e) (Title) hereof and (ii) recordation of the Agreement as an as International Interest with the International Registry, no further filing or recording of this Agreement or other document, and no further action, are necessary or desirable under the Laws of the State of Incorporation, State of Registration or Habitual Base in order to (A) fully protect and establish Owner's title to, interest in and property rights with respect to the Airframe as against Lessee and to ensure that the property rights of Owner therein will have priority in all respects over the claims of all creditors of Lessee, or (B) ensure the validity, effectiveness and enforceability of this Agreement, other than filing of a UCC-1 in respect of this Agreement which may be filed as a precautionary measure, and (iii) no filing or recording of the Agreement or any other document is required under the Laws of the State of Incorporation, State of Registration or Habitual Base to protect and establish Owner's title and interest in and to the Airframe, as against Lessee to ensure the rights of Owner therein will have priority in all respects over the claims of all creditors of Lessee; in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.
(g)
Financial Statements: The audited financial statements for Lessee for the fiscal year ending December 31, 2024, together with all audited and unaudited 2025 quarterly financial statements for Lessee (in each case containing a balance sheet, statement of net income and statement of cash flows) have been prepared in accordance with GAAP and are true, correct and complete in all material respects.
(h)
Licenses: Lessee holds all licenses, certificates, permits and franchises from the Air Authority or other Government Entity having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on its business as presently conducted and to be conducted with the Airframe.

(i)
Binding Obligation: The obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion provided hereunder.
(j)
Operations: It will, prior to operating or using the Airframe for any purpose, including the commencement of commercial operations with the Airframe, have all licenses and approvals required to operate, use, and commercially operate the Airframe.
(k)
No Immunity: Neither Lessee nor any of its assets is entitled to any immunity from any legal action or proceedings.
(l)
Tax Return: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation, the State of Registration and the Habitual Base.
(m)
No Withholding: Lessee will not be required to deduct any withholding or other Tax from any payment it may make under this Agreement or any other Transaction Document.
(n)
Obligations Pari Passu: The obligations of Lessee under this Agreement are direct, general and unconditional obligations of Lessee and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by Law and not by reason of any encumbrance.
(o)
Compliance with Laws: Lessee is in material compliance with all Laws to which Lessee is subject and which any non-compliance with would adversely affect Lessee’s performance of its obligations under this Agreement.
(p)
Sanctions: Lessee is not in violation of any Sanctions and (i) is not a Person identified on, nor does it have any affiliation of any kind with any Person identified on, (A) any "watch list" established by OFAC, including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons or (B) any "watch list" established by the United States Federal Bureau of Investigation; (ii) is not a foreign shell bank or offshore bank; and (iii) is not resident in, nor has funds that are transferred from or through, nor has operations in, any jurisdiction identified as non-cooperative by the Financial Action Task Force of the United States or sanctioned by OFAC; and (iv) is not in violation of (A) export controls, including, but not limited to, those administered or enforced by the U.S. Department of Commerce or U.S. Department of State; (B) anti-corruption laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of

1977, as amended; and (C) any other law of similar effect or that relates to U.S. trade controls or anti-corruption, (collectively, and as amended from time to time, “U.S. Trade Control Laws”).

(q)
Choice of Law: The choice by Lessee of the law of the State of New York to govern this Lease is valid and binding under the Laws of the State of Registration and the State of New York or such other jurisdiction in which Lessee conducts business and a court in any such jurisdiction would uphold such choice of law in a legal proceeding to enforce this Agreement brought in such court.
(r)
Jurisdiction: Lessee has validly submitted to the jurisdiction of the courts of the State of New York and the federal courts for the Southern District of New York.
(s)
No Default:
(i)
No Default has occurred and is continuing or could reasonably be expected to result from the entry into or performance of this Agreement; and

(ii)
no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, would constitute) a material default under any material document which is binding on Lessee or any assets of Lessee and which would have a material adverse effect on Lessee’s ability to perform its obligations under this Agreement.
(t)
Litigation: No litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee or its assets which, if adversely determined, individually or in the aggregate, is likely to have a material adverse effect upon its financial condition, business or operations and its ability to perform its obligations under this Agreement.
(u)
Material Adverse Change: There has been no material adverse change in the consolidated financial condition of Lessee and its Affiliates or the financial condition of Lessee since the date of the financial statements referred to in Section 2.1(g).
(v)
Information: The financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement of material facts or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, materially misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee.
(w)
No Broker: Lessee has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of the transaction entered into pursuant to the execution of this Agreement, to any Person or entity.

2.2
Repetition. The representations and warranties in Section 2.1 (Lessee’s Representations and Warranties) will survive the execution of this Agreement. The representations and warranties contained in Section 2.1 will be deemed to be repeated by Lessee on the Lease Commencement Date and solely with respect to the representations and warranties set forth in subsections (a), (b), (c), (d), (e), (h), (o), (p), (q), and (r) of Section 2.1, as of each Rent Date, and in each instance with reference to the facts and circumstances then existing.
2.3
Lessor’s Representations and Warranties. Lessor represents and warrants to Lessee that:
(a)
Status: Lessor is a corporation duly incorporated and validly existing under the laws of the State of Utah, United States of America, and has the power to own its assets and carry on its business as it is now being conducted.

(b)
Power and authority: Lessor has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.
(c)
Legal validity: This Agreement constitutes Lessor’s legal, valid and binding obligation, enforceable against Lessor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.
(d)
Non-conflict: The entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:
(i)
conflict with any laws binding on Lessor is subject; or
(ii)
conflict with the constitutional documents of Lessor; or
(iii)
conflict with any material document to which is binding upon Lessor or any of its assets.
(e)
Authorization: No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any U.S. Government Entity is required for the valid authorization, execution, delivery and performance by Lessor of this Agreement.
(f)
Citizenship: Lessor is a Citizen of the United States (as such term is defined in Section 40102(a)(15) of 49 U.S.C. subtitle VII, as amended).

2.4
The representations and warranties in Section 2.3 (Lessor’s Representations and Warranties) will survive the execution of this Agreement. The representations and warranties contained in Section 2.3 will be deemed to be repeated by Lessor on the Lease Commencement Date with reference to the facts and circumstances then existing.

ARTICLE 3 CONDITIONS PRECEDENT

3.1
Lessor Conditions Precedent. Lessor’s obligation to deliver and lease the Airframe under this Agreement is subject to the satisfaction of each of the following conditions:
(a)
receipt by Lessor and from Lessee on or prior to the Lease Commencement Date of the following in a satisfactory form and substance to Lessor:
(i)
Constitutional Documents: a certified copy of the constitutional documents of Lessee;
(ii)
Resolutions: a certified copy of a resolution or written action of the board of directors of Lessee, authorizing Lessee to enter into this Agreement,

together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of Lessee;
(iii)
Power of Attorney: a certified copy of any power of attorney granted by Lessee authorizing a specific individual or individuals on its behalf to execute and deliver the Transaction Documents to which Lessee is a party;
(iv)
Transaction Documents: a copy of each of the Transaction Documents, duly executed and, if necessary, notarized by Lessee;
(v)
Lessee Opinion: an opinion in-house legal counsel addressed to Lessor and the Financing Parties in form and substance reasonably satisfactory to Lessor and to the Financing Parties, confirming, among other things, that Lessee is duly organized, validly existing and in good standing, has due power and authority to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and the transactions contemplated herein and therein, that this Agreement has been duly authorized, executed and delivered, that each such documents are legal, valid and binding, that the execution and delivery of this Agreement, and the performance by Lessee of the Transaction Documents to which it is a party and the transactions contemplated therein, do not violate any Law applicable to it;
(vi)
FAA Counsel Opinion: a legal opinion from FAA Counsel

regarding the registration of the Airframe in the State of Registration, and FAA and Cape Town filings to be issued on the Delivery Date;

(vii)
Approvals: evidence of the issue of each approval, license and consent which may be required to enable Lessee to perform its obligations under this Agreement;
(viii)
Licenses: a copy of Lessee’s air transport license;
(ix)
Registration: subject to Section 9.17 (Registration), a copy of all documents enabling the Airframe and ownership interests to be registered with the Air Authority and in the State of Registration, on the Lease Commencement Date in the name of Owner as owner, Lessor as lessor, Lessee as lessee, and the respective interests of any Financing Parties;
(x)
Certificate: a certificate of a duly authorized officer of each of Lessee and Guarantor:
(1)
setting out a specimen of each signature referred to in Section 3.1(a)(ii);
(2)
certifying that the copy of each document specified in this

Section 3.1(a)(i), (ii), and (iii) is correct, complete and in full force and effect;
(3)
certifying that no Default has occurred and is continuing or will result from Lessee lease of the Airframe pursuant to this Agreement;
(xi)
Payments: all sums due to Lessor under this Agreement on or before the Lease Commencement Date;
(xii)
Insurances: certificates of insurance and a letter of undertaking from Lessee’s insurance broker;
(xiii)
Financial Statements: the latest available financial statements of Lessee as described in Section 2.1(g) (Lessee’s Representations and Warranties) or 9.2(c) (Information and Access);
(xiv)
Air Authority Certificate(s): certified copy of Lessee’s current Air Operator’s Certificate, Certificate of Airworthiness, Certificate of Registration, Radio License or other certifications required for commercial operation of Airframe, issued by the Air Authority and/or in the State of Registration;
(xv)
Lease Termination Certificate: the Lease Termination Certificate

executed by Lessee, for use following the occurrence and continuation of an Event of Default or upon the cancellation, termination, or expiration of this Agreement;

(xvi)
Acceptance by Process Agent: a letter from the process agent appointed by Lessee pursuant to Section 16.11(g) (Law and Jurisdiction) accepting its appointment;
(xvii)
Maintenance Program: a copy of the Maintenance Program, including the Airframe serial number in the index of the Approved Maintenance Program, certified by a duly authorised officer of Lessee to be current and valid;
(xviii)
Financing Party Documents. Such documents as reasonably requested in order to evidence and protect the interests of the Financing Parties in and to this Agreement and the Airframe, including but not limited to a security assignment of this Agreement in a form acceptable for filing with the Air Authority
(xix)
KYC: all “Know Your Customer” documents regarding Lessee, as may be requested by Lessor;
(xx)
Cape Town: evidence that Lessee has established a transaction user entity account with the International Registry and confirmation from FAA Counsel that it has all necessary consents for Lessee to make registrations with the International Registry required by Lessor and the Financing Parties upon delivery of the Airframe to Lessee;
(xxi)
General: such other documents as Lessor may reasonably request;
(b)
evidence that on the Lease Commencement Date, that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessor and each Financing Party in the Airframe and Parts thereof.
3.2
Further Lessor Conditions Precedent. The obligations of Lessor to deliver and lease the Airframe under this Agreement are subject to the further conditions precedent that:
(a)
the representations and warranties of Lessee under Section 2.1 (Lessee’s Representations and Warranties) are correct and would be correct if repeated on delivery of the Airframe under this Agreement and Lessee shall have delivered to Lessor a certificate signed by an officer of Lessee to such effect; and
(b)
no Default has occurred and is continuing or could reasonably be expected to result from the leasing of the Airframe to Lessee under this Agreement.

3.3 Lessee Conditions Precedent. Lessee’s obligation to accept delivery of the Airframe under this Agreement is subject to the following conditions precedent:

(c)
Representations and Warranties: the representations and warranties of Lessor under Section 2.3 (Lessor’s Representations and Warranties) are correct and would be correct if repeated on delivery of the Airframe under this Agreement;
(d)
Delivery Condition: the Airframe being delivered to Lessee in the condition described on Schedule 1 (Airframe Description);
(e)
Quiet Enjoyment Letter: If applicable, a quiet enjoyment letter on substantially the terms of Section 8.1 (Quiet Enjoyment), duly executed by a relevant Financing Party;
(f)
Transaction Documents: Lessee shall have received a copy of each Transaction Document duly signed by the parties thereto (other than Lessee);
(g)
Registration: subject to Section 9.17 (Registration), a copy of all documents enabling the Airframe and ownership interests to be registered with the Air Authority and in the State of Registration, on the Lease Commencement Date in the name of Owner Trustee as legal owner, Owner Participant as beneficial owner, Lessor as lessor, Lessee as lessee, and the respective interests of any Financing Parties.
3.3
Conditions Subsequent. Promptly following delivery and the commencement of the leasing of the Airframe under this Agreement, each of Lessor and Lessee undertakes and covenants to accomplish the following conditions subsequent:
(a)
Registration: If not accomplished on the Delivery Date, within 1 Business Day thereafter, subject to Section 9.17 (Registration), Lessor and Lessee shall coordinate with FAA Counsel to file all documents enabling the Airframe and ownership interests to be registered with the Air Authority and in the State of Registration in the name of Owner Trustee as legal owner, Owner Participant as beneficial owner, Lessor as lessor, Lessee as lessee, and the respective interests of any Financing Parties; and
(b)
Cape Town: If not previously provided, FAA Counsel will within two (2) Business Days of registration of the Airframe with USA FAA, provide Lessor with evidence that the Cape Town filings have been made as required by this Agreement.
3.4
Waiver.
(a)
The conditions specified in Section 3.1 (Lessor Conditions Precedent), Section 3.2 (Further Lessor Conditions Precedent) are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor.
(b)
The conditions specified in Section 3.3 (Lessee Conditions Precedent) are for the sole benefit of Lessee and may be waived or deferred in whole or in part and with or without conditions by Lessee.

ARTICLE 4

DELIVERY INSPECTION AND ACCEPTANCE

4.1
Delivery Inspection and Acceptance. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRFRAME AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRFRAME.

4.2
Condition at Delivery. Lessor has advised Lessee that at Delivery the Airframe will be in the condition set forth in Schedule 1 (Airframe Description) (“Delivery Condition”), except for the Deferred Pre-Delivery Modifications to be completed in accordance with Section

4.7 (Deferred Pre-Delivery Modifications). To the extent that at Delivery there are non-substantial or minor cosmetic deviations from the condition set forth in Schedule 1 (Airframe Description) which do not affect the airworthiness of the Airframe, Lessee will nonetheless accept the Airframe and Lessee and Lessor will adjust the return conditions of the Airframe set forth in Schedule 5 (Return Conditions) accordingly.

4.3
Technical Acceptance and Delivery Inspection
(a)
Prior to the date of this Agreement, Lessee has conducted an initial walk-

around physical inspection of the Airframe and a review of the Airframe Documents at the Delivery Location at Lessee’s cost and expense (the “Initial Inspection”) and has delivered to Lessor the initial technical acceptance certificate which noted Lessee’s irrevocable acceptance of the physical condition of the Airframe at such time, subject only to certain repairs and modifications noted therein (the “Initial Technical Acceptance Certificate”). Upon satisfactory completion of the Initial Inspection and execution of the Initial Technical Acceptance Certificate, the Airframe has undergone certain repair and modifications as set forth in Schedule 1 (Airframe Description) to this Agreement (the “Pre-Delivery Modifications”).
(b)
Upon completion of the Pre-Delivery Modifications, Lessor has made the Airframe available to Lessee in order to accomplish a pre-Delivery inspection at the Delivery Location at Lessee’s sole cost and expense (the “Delivery Inspection”) not later than five (5) Business Days from the date of completion of the Pre-Delivery Modifications, and Lessee will have a period of five (5) Business Days from the date on which the Airframe and Airframe Documents were made available (such date being the “Delivery Inspection Deadline”) to complete the Delivery Inspection. The Delivery Inspection shall be limited to (a) a review of the Airframe Documents (which may be completed electronically) and (b) a physical inspection of the Airframe and its equipment, in each case as shall solely pertain to changes to the Airframe by virtue of the Pre-Delivery Modifications, but excluding the Deferred Pre-Delivery Modifications (it being understood that the physical condition of the Airframe has already been technically accepted by Lessee pursuant to the Initial Technical Acceptance Certificate and verification that the Airframe is in materially the same condition as during the Initial Inspection). On or prior to the Delivery Inspection Deadline, Lessee shall either notify Lessor that it has confirmed its technical acceptance of the Airframe or shall specify in writing the discrepancies that differ from the Delivery Condition, taking into account the Deferred Pre-Delivery Modifications. If Lessee has confirmed its irrevocable and unconditional technical acceptance of the Airframe, it shall proceed to execute and deliver to Lessor the Technical Acceptance Certificate and proceed to Delivery. If Lessee has specified in writing any discrepancies that differ from the Delivery Condition other than the Deferred Pre-Delivery Modifications as set forth in Section 4.7 (Deferred Pre-Delivery Modifications), then Lessor shall have a reasonable opportunity to rectify such discrepancies to Lessee’s reasonable satisfaction, whereupon the Lessee shall execute and deliver to Lessor the Technical Acceptance Certificate.

4.4
Delivery of Airframe to Lessee. Upon tender of the Airframe by Lessor to Lessee in the condition required by Schedule 1 (Airframe Description) with the exception of the Deferred Pre-Delivery Modifications, and subject to the conditions set forth in Section 3.1 (Lessor Conditions Precedent) having been satisfied, waived or deferred in Lessee’s discretion, Lessee will accept the Airframe by executing and delivering to Lessor the Certificate of Acceptance, and the date of tender of the Airframe by Lessor to Lessee will be deemed to be the Delivery Date for all purposes under this Lease (and shall also be the date on the Certificate of Acceptance), including the commencement of Lessee's obligation to pay Rent in accordance with the terms and conditions hereunder. Nothing in this Lease will obligate Lessor to deliver the Airframe to Lessee if Lessee has not complied with the conditions contained in Section 3.1 (Lessor Conditions Precedent) and Section 3.2 (Further Lessor Conditions Precedent). The Delivery Date shall occur no later than the Final Delivery Date.

4.5
Lessee Acceptance of Airframe. If Lessee fails to take delivery of the Airframe when properly tendered for delivery by Lessor in the condition required hereunder and the conditions set forth in Article 3.3 have been satisfied, waived or deferred in Lessee’s discretion, then Lessee will indemnify Lessor for all costs and expenses incurred by Lessor as a result thereof.

4.6
Loss of Airframe. If an Event of Loss of the Airframe occurs prior to Delivery, neither party will have any further obligation to the other except that Lessor will return the Security Deposit in accordance with Section 6.12 (Security Deposit), and except for such obligations hereunder which by their terms are expressed to survive the termination or cancelation of this Agreement.

4.7
Deferred Pre-Delivery Modifications. Lessor and Lessee agree that the Deferred Pre-Delivery Modifications will be performed in connection with the C-check maintenance conducted by Lessee at Lessee’s facility in Florida, U.S.A. following the Lease Commencement

Date. The materials for the Deferred Pre-Delivery Modifications will be provided by Lessor and installed onto the Airframe at its cost and expense (itemized as a separate and specific expense from the total cost of the C-check maintenance). Lessor shall grant to Lessee a Rent holiday for the number of days required for Lessee, acting reasonably, to install and complete the Deferred Pre-Delivery Modifications. Such amount of days of Rent holiday will be added to the Term of the Lease by way of extension of the Expiry Date.

ARTICLE 5

LEASE COMMENCEMENT

5.1
Leasing. Lessor and Lessee agree that all conditions precedent set forth in Article 3 shall be satisfied (or waived or deferred by the party entitled to so waive or defer) on or prior to the acceptance of the Airframe by Lessee pursuant to the terms of this Agreement. On the Lease Commencement Date, Lessor will lease the Airframe to Lessee and Lessee will take Delivery of the Airframe on lease in accordance with this Agreement for the duration of the Term. Lessor will deliver and Lessee will accept the Airframe on the Lease Commencement Date on an “as is, where is” basis at the Delivery Location. On or after the Lease Commencement Date, the Airframe and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Airframe from any cause whatsoever.
5.2
Net Lease. This Agreement is a net Lease, and Lessee acknowledges and agrees that

Lessee’s obligation to pay, and Lessor’s right to receive, all Rent and other payments in accordance with this Agreement shall be absolute, irrevocable, independent and unconditional and shall not be subject to (and Lessee hereby waives and agrees not to assert in respect of such payments) any (i) abatement, reduction, setoff, defense, counterclaim or recoupment; or (ii) insolvency, business rescue, bankruptcy, reorganization, amalgamation, arrangement, administration, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessee or the appointment of a liquidator, administrator, receiver, trustee or like officer of Lessee or any other Person; or (iii) any invalidity, frustration or unenforceability or lack of due authorization of, or other defect in, this Agreement; or (iv) any unavailability of or interruption in the use of the Airframe for any reason, or interference with or other restriction against Lessee’s use, operation or possession of the Airframe (whether or not the same would, but for this provision, result in the termination of this Agreement by operation of law); or (v) any failure or delay on the part of Lessor to perform its obligations under or in connection with this Agreement; or (vi) any other cause which, but for this provision, would or might have the effect of terminating or in any way affecting any obligation of the Lessee hereunder for any reason or under any circumstance whatsoever as to any such Rent or other payments due and owing pursuant to this Agreement. Notwithstanding the foregoing, to the extent permitted by applicable Law, Lessee also hereby waives any and all existing and future claims with respect to any of the occurrences in subsections

(i) through (vi) above against or with respect to such Rent or such payments, it will pay all such Rent and other payments regardless of any such occurrence(s), and this Agreement and Lessee’s payment and other obligations hereunder are non-cancelable and non-terminable by Lessee, except as expressly otherwise set forth herein.

5.3
Delivery. Lessor has advised Lessee that, as of the date of this Agreement, delivery of the Airframe is anticipated to occur on the Anticipated Delivery Date. Lessor will notify Lessee from time to time of any changes to the Anticipated Delivery Date. Provided that all conditions precedent set forth in Article 3 have been satisfied (or waived or deferred by the party entitled to so waive or defer) the Airframe will be delivered to and accepted by Lessee on the Lease Commencement Date; and on the Lease Commencement Date, to evidence the delivery, Lessee shall execute and deliver to Lessor a duly completed and executed Certificate of Acceptance (the “Delivery”) pursuant to Section 4.4 (Delivery of Airframe to Lessee) hereof.
5.4
Transport of Airframe. Immediately following the Delivery, Lessee will transport the Airframe, at Lessee’s sole cost and expense from the Delivery Location to Lessee’s facilities located in Florida, U.S.A.

5.5
Delay in Delivery. In the event of a delay that would reasonably be expected to cause the Delivery Date to occur following the Final Delivery Date, or in the event that the Delivery has not occurred by the Final Delivery Date, then, provided that such delay is not the result of such party’s breach of its obligations under this Agreement or any other Transaction Document, then either party may terminate this Agreement by delivering written notice of such termination to the other party, in which case Lessor will return the Security Deposit in accordance with Section 6.12 (Security Deposit), and neither party will have any further rights or obligations to the other, except for such rights and obligations hereunder which by their terms are expressed to survive the termination or cancelation of this Agreement.

ARTICLE 6 PAYMENTS

6.1
Rental Periods. The first Rental Period will commence on the Lease Commencement Date. Each subsequent payment of Rent will be due thereafter no later than the same day of the month as the Lease Commencement Date except that, if such day is not a Business Day, Rent will be due on the immediately preceding Business Day. If Delivery occurred on the 29th, 30th or 31st of the month and in any given month during the Term in which a Rent payment is due there is no such corresponding date, Rent will be payable on the last Business Day of such month.
6.2
Rent. On each Rent Date, Lessee will pay to Lessor or its order Rent in advance in the amount specified in Schedule 3 (Commercial Terms). Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives credit for the payment on the Rent Date. Lessee also agrees to pay to Lessor, or at Lessor’s written direction to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing within five (5) Business Days after Lessor’s demand for such amount.

6.3 Purchase Obligation. Upon the expiration of the Term of the Lease, on the Scheduled Expiry Date the Lessee shall be obligated to purchase the Airframe and Lessor shall sell the

Airframe to Lessee (the closing of such sale and purchase for the Airframe, the “Closing”, and the date on which such Closing actually occurs, the “Closing Date”). Prior to the Closing Date, Lessor (as seller) and Lessee (as buyer) shall enter into a definitive airframe purchase agreement (the “Purchase Agreement”) in respect of the Closing of the sale of the Airframe. The Purchase Agreement shall provide for terms and conditions standard in the commercial aviation industry which shall include, but not be limited to, customary conditions precedent (bill of sale, acceptance certificate, clearance of liens, termination of Lease Agreement, release of International Registry interests, FAA filings), representations and warranties, tail liability insurance, general indemnification, tax indemnification, compliance and sanctions, and such other matters as mutually agreed between Lessor and Lessee. The amount payable as consideration for the purchase of the Airframe (the “Purchase Price”) shall be determined in accordance with the metrics set forth in Schedule 3 (Commercial Terms) to this Agreement. Closing shall occur at a location along Lessee’s operational routes to be mutually agreed between Lessor and Lessee in order to minimize any taxes applicable upon the Closing or the Airframe. The condition of the Airframe at Closing shall be “as-is, where-is, with all faults”, without representation or warranty of any kind, express or implied, given by Lessor other than as to title.

6.4 Payments. Unless otherwise provided herein, all payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in immediately available funds by wire transfer to the Lessor’s Account or to such other account as Lessor may from time to time advise Lessee with at least five (5) Business Days prior written notice.

6.5 Gross-up.

(a)
All payments by Lessee under or in connection with this Agreement will be made without set off or counterclaim, and, unless required by applicable Law, free and clear of and without deduction for or on account of all Taxes (other than Indemnitee Taxes);
(b)
If Taxes (other than Indemnitee Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account; and
(c)
If Lessee is compelled by Law to deduct or withhold from any payment any Tax (other than an Indemnitee Tax), Lessee will pay all necessary additional amounts to ensure receipt by Lessor, after deduction or withholding for such Tax, of the full amount so provided for under this Agreement.

6.6 Taxation. Lessee will on demand pay and indemnify each Tax Indemnitee against all Taxes (other than Indemnitee Taxes) levied or imposed against or upon such Tax Indemnitee, the Airframe, the Rent, this Lease, or the transactions contemplated herein and directly or indirectly relating to or attributable to Lessee, this Agreement, or the importation, exportation, registration, ownership, leasing, subleasing, purchase, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence, mortgaging or redelivery of the Airframe or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom or payable hereunder or otherwise arising in connection with the transactions contemplated by this Agreement.

6.7 Value Added Tax.

(d)
For the purposes of this sub-Section:
(i)
“VAT” means value added tax and any sales or turnover tax, imposition or levy of a like nature;
(ii)
“supply” includes anything on which VAT is chargeable;
(e)
Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement; and
(f)
each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

6.8 Information and Filing.

(a) If a Tax Indemnitee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes for which Lessee is obligated to indemnify such Indemnitee, Lessee will, at its own expense, promptly advise Lessor and the Indemnitee of such requirement and (a) to the extent permitted or required by law, complete and file in its own name such report or return in a manner satisfactory to Lessor and the Tax Indemnitee and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Airframe and for any Taxes (other than Indemnitee Taxes) arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor, (b) where such report or return is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report or return be filed in its name, prepare and furnish such report or return for filing by such Tax Indemnitee in such manner as shall be satisfactory to Lessor and such Tax Indemnitee and send the same to the Lessor and such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date and (c) where such return, statement or report is required under applicable law to reflect items related to and in addition to Taxes imposed on or indemnified against under this Section 6 as determined in good faith by such Tax Indemnitee, provide such Tax Indemnitee with information in a form and manner reasonably acceptable to such Tax Indemnitee within a reasonable time, sufficient to permit such report or return to be properly made and timely filed with respect thereto.

(b) Lessor and any other Tax Indemnitee will provide such information or documents, at Lessee’s expense, that Lessee does not otherwise have as Lessee may reasonably request and which are necessary to enable Lessee to comply with its obligations under this Section 6.8. Lessor and any Tax Indemnitee shall cooperate with Lessee, at Lessee’s cost and expense, in connection with the application for any exemptions or the filing of forms or documents to reduce or eliminate the Taxes for which Lessee has indemnification obligations, provided that neither Lessor nor any other Tax Indemnitee shall be required to take any action that such Person, in good faith, determines may adversely affect it. If notice is given by any Governmental Entity or other taxing authority to Lessor or any Tax Indemnitee that a payment, report or return is required to be filed with respect to which Lessee has an indemnification obligation under this Agreement, Lessor or such Tax Indemnitee, as the case may be, shall promptly notify Lessee of such notice, payment, report and/or return.

6.9 Taxation of Indemnity Payments; Tax Savings; Tax Indemnitee Performance.

(a) If and to the extent that any sums payable to a Tax Indemnitee by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of the receipt or accrual of those sums (and after taking into account any reduction in Indemnitee Taxes realized by the Tax Indemnitee by reason of the payment on accrual of the amount for which the indemnity was paid), for the Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any Government Entity in respect of Taxes), or to reimburse the Tax Indemnitee for the cost incurred by it to a third party (including to any Government Entity in respect of Taxes) Lessee will pay to the Tax Indemnitee such sum as will, after all such Taxes have been fully satisfied, leave the Tax Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Section 6.10 (Default Interest) in respect of the period commencing on the date on which the payment of such Tax is finally due until payment by Lessee (both before and after judgment);

(b) If and to the extent that any sum constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any Person other than Lessor gives rise to any net increase in Taxes payable by Lessor (and after taking into account any reduction in Indemnitee Tax realized by the Tax Indemnitee by reason of the payment on accrual of the amount for which the indemnity was paid), Lessee will pay to Lessor such sum as will, after all such Taxes have been fully satisfied, indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this sub Section at the rate of interest stated in Section 6.10 (Default Interest) in respect of the period commencing on the date on which the payment of such Tax is finally due until payment by Lessee (both before and after judgment); and

(c) At the request of Lessee following any payment or indemnity hereunder, each Indemnitee and Tax Indemnitee shall use good faith in filing its tax returns and in dealing with taxing authorities (a) to seek and claim (x) any Tax benefits by reason of such payment or indemnity pursuant hereto or by reason of the imposition or payment of any Tax or Loss so paid or indemnified by Lessee pursuant hereto or (y) any refund of any Taxes so paid or indemnified by Lessee hereunder, and (b) to minimize Taxes payable or indemnifiable by the Lessee hereunder, provided that (x) no Indemnitee or Tax Indemnitee shall be required to arrange its affairs (Tax or otherwise) or claim any Tax benefit or refund if such action would be materially detrimental to such Indemnitee or Tax Indemnitee, as determined by such Tax Indemnitee or Indemnitee in good faith and (y) no Indemnitee or Tax Indemnitee shall be required to disclose to Lessee any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax. If as a result of the payment or accrual of Taxes paid or indemnified by Lessee, a Tax Indemnitee shall realize any subsequent savings with respect to Indemnitee Taxes not taken into account in the computation of the amount payable by Lessee, the Tax Indemnitee shall notify Lessee that it has realized such savings and pay to Lessee within thirty (30) days of the realization of such savings an amount equal to (i) the net reduction in such Indemnitee Taxes realized by such Tax Indemnitee and (ii) the amount of any further net reduction in Indemnitee Taxes realized and recognized as a result of payments pursuant to this sentence.

6.10 Default Interest. If Lessee fails to pay any amount payable under this Agreement on the due date therefor, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor at eight percent (8.0%) per annum (“Default Interest”).

6.11 Contest. If a claim is made against a Tax Indemnitee or Lessee for any Taxes for which Lessee is obligated to a Tax Indemnitee, or if notice is received by a Tax Indemnitee or Lessee from a Government Entity that such a claim is going to made, such Tax Indemnitee shall notify Lessee, or Lessee shall promptly notify the Tax Indemnitee, as the case may be. If requested by Lessee in writing within thirty (30) days after such notification, the Tax Indemnitee agrees, upon receipt of indemnity satisfactory to it and at the expense of Lessee (including without limitation, all costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest) in good faith to contest the validity, applicability or amount of such Taxes in the forum selected by such Tax Indemnitee by (A) resisting payment thereof if practicable, or (B) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, no Tax Indemnitee shall be required to take any action to contest a claim unless (1) Lessee provides the Tax Indemnitee reasonable evidence, which may include advice or an opinion of independent tax counsel reasonably satisfactory to the Tax Indemnitee both as to counsel and substance, to the effect that there is a meritorious basis for such contest, (2) such action to be taken will not result in the risk of an imposition of criminal penalties or, in Lessor’s reasonable judgment, any risk of any sale, forfeiture or loss of the Airframe or any Part, or any interest in any thereof, (3) no Default or Event of Default shall have occurred and be continuing, (4) if Lessee determines reasonably to pay such Tax and seek a refund, Lessee has advanced the amount of such Tax to make such payment, (5) the amount of the Taxes at issue exceeds US$5,000, and (6) Lessee shall have provided the Tax Indemnitee with a written acknowledgment of liability if and to the extent that the contest is not successful. Upon written request of Lessee and provided that the Tax Indemnitee determines in good faith that no Tax Indemnitee will be adversely affected by Lessee’s conduct of such contest, the Tax Indemnitee shall allow Lessee to prosecute such tax contest in the name of the Tax Indemnitee (or if possible in the name of Lessee) by granting an appropriate power of attorney or other authorization and such other action as is reasonably necessary, or, upon written request of Lessee, such Tax Indemnitee shall consult with Lessee, keep Lessee informed regarding the tax contest and consider in good faith the recommendations of Lessee as to the prosecution of the tax contest. If the Tax Indemnitee shall obtain a refund of all or any part of such Taxes for which Lessee has paid an indemnity hereunder or advanced funds to the Tax Indemnitee as described above, the Tax Indemnitee shall pay Lessee the amount of such refund, after deducting all out-of-pocket costs and expenses that were incurred by Lessor or Tax Indemnitee in connection therewith. If in addition to such refund an amount representing expenses, attorney’s fees or interest on the amount of such refund is received, Lessee shall be paid such expenses, attorney’s fees and that proportion of such interest which is fairly attributable to taxes, fees and other charges paid by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which a Default is continuing.

6.12 Security Deposit.

(a) Lessee shall pay to Lessor (by way of payment to the account of Owner Participant) a security deposit in the aggregate amount of twenty percent (20.0%) of the anticipated Purchase Price set forth in Schedule 3 (Commercial Terms) (the “Security Deposit”), representing one installment of five percent (5.0%) of the anticipated Purchase Price which has been received prior to the date of this Agreement

(the “Initial Deposit”) and another installment of fifteen percent (15.0%) of the anticipated Purchase Price due on or prior to the Delivery Date (the “Delivery Deposit”).

(b) The Security Deposit will serve as security for the performance by Lessee of its obligations under this Agreement and the Other Agreements. Lessee shall not be entitled to receive any amount of interest accrued on the Security Deposit.

(c) The Security Deposit shall be non-refundable during the Term, other than as provided under Section 4.6 (Loss of Airframe) and in this Section 6.12 (Security Deposit). Lessee hereby grants Lessor a continuing security interest therein and in all other sums deposited under this Section 6.12, and in all proceeds thereof. The Owner Participant may commingle the Security Deposit with its general funds.

(d) If Lessor has exercised any right of set-off with respect to the Security Deposit, Lessor will provide notice thereof to Lessee, and Lessee shall immediately restore the Security Deposit to the full amount as required by this Agreement. Failure by Lessor to provide such notice to Lessee shall not prejudice or limit Lessor’s rights to set-off or to demand Lessee to restore the level of the Security Deposit hereunder.

(e) Provided that no Default shall have occurred and be continuing and provided that Lessee has satisfied all of its obligations that have not been waived under this Agreement (including without limitation its obligations under Section 13 (Return of Airframe) hereof), the Lessor shall apply the Security Deposit (but not accrued and unpaid interest thereon, which is for the account of Lessor) toward the Purchase Price for the Airframe.

(f) If, prior to the Lease Commencement Date: (a) Lessee rejects the Airframe pursuant to its Delivery Inspection on or prior to the Delivery Inspection Deadline, (b) Lessor fails to tender Delivery of the Airframe by the Final Delivery Date pursuant to this Agreement, (c) this Agreement is terminated by Lessee or Lessor pursuant to Section 5.5 (Delay in Delivery) other than as a result of breach by Lessee of its obligations under this Agreement or any other Transaction Document, or (c) an Event of Loss occurs with respect to the Airframe, then Lessor shall promptly (and in any case within five (5) Business Days) refund an amount equal to the Security Deposit actually received by Lessor. Upon the Lease Commencement Date, the Security Deposit will be non-refundable for any and all purposes and shall be applied toward the Purchase Price for the Airframe.

6.13. Absolute. On or after the Lease Commencement Date, Lessee’s obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

(a)
any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

(b)
any unavailability of the Airframe for any reason, including, but not limited to, a requisition of the Airframe or any prohibition or interruption of or interference with or other restriction against Lessee’s use, operation or possession of the Airframe;
(c)
any lack or invalidity of title or any other defect in title caused by Lessee’s lease of the Airframe and due to correctable Lessee error;
(d)
any Event of Loss in respect of or any damage to the Airframe;

(e) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

(f) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

(g) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

Nothing in this Section 6.13 shall be without prejudice to Lessee’s right to claim damages and any other relief from the courts in the event of any breach by Lessor of its obligations under this Agreement or any of the Transaction Documents.

ARTICLE 7

MANUFACTURER’S WARRANTIES

7.1
Assignment. Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Airframe or any Part so far as concerns any manufacturer, vendor, subcontractor or supplier. Provided that unless an Event of Default has occurred and is continuing, Lessor hereby authorizes Lessee during the Term to pursue and collect any claim and to exercise all rights of Lessor thereunder in relation to defects affecting the Airframe or any Part and Lessee, if such right is exercised, agrees, at its discretion, to diligently pursue any such claim which arises at its own cost. Lessor will cooperate with Lessee in pursuing such warranty claims. Lessee will notify Lessor promptly upon becoming aware of any such claim (which notice requirement can be satisfied by disclosure of such claim on the Monthly Disclosure Report).
7.2
Parts. Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Part pursuant to the terms of any warranty will be installed promptly by Lessee and that title thereto free of any Liens (other than Permitted Liens) vests in Lessor. On installation those items will be deemed to be a Part.
7.3
Agreement. Unless the Closing occurs, to the extent any warranties relating to the

Airframe are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, Lessee will take all such steps as are reasonably necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

ARTICLE 8 LESSOR COVENANTS

8.1
Quiet Enjoyment. So long as no Event of Default shall have occurred and be

8.1
continuing under this Agreement, neither Lessor nor any Person lawfully claiming by or through Lessor (including without limitation any Financing Party) shall interfere with Lessee's quiet use, possession and enjoyment of the Airframe in accordance with the terms of this Agreement during the Term; provided, however, any exercise by Lessor of its rights pursuant to this Agreement shall not be deemed a breach of Lessee’s quiet use, possession and enjoyment of the Airframe. Lessor will use best commercial efforts to procure that any Financing Party execute and deliver a quiet enjoyment undertaking in substance similar to the foregoing.
8.2
Citizenship. Lessor agrees that if, during such time as the Aircraft is registered or is to be registered in the United States, (a) it shall not be a Citizen of the United States as defined in the FAR and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Lessor with the FAA, then Lessor shall immediately effect a voting trust or owner trust with an owner trustee that is a Citizen of the United States or other similar arrangements or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft. Lessee agrees, upon the request and at the sole expense of Lessor, to provide reasonable cooperation with Lessor in complying with its obligations pursuant to this Section 8.2. Notwithstanding the foregoing, nothing in this Section 8.2 hall be interpreted or construed as in any way lessening or diminishing Lessor’s covenant of quiet enjoyment.

ARTICLE 9 LESSEE’S COVENANTS

9.1
Duration. The undertakings in this Section and in Section 13 (Return of Airframe) will:

(a)
except as otherwise stated, be performed at the expense of Lessee; and
(b)
remain in force until the Closing, or if the Closing does not occur until the return of the Airframe to Lessor in accordance with this Agreement.
9.2
Information and Access. Lessee will:

(a)
notify Lessor forthwith of the occurrence of any breach of Lessee’s obligations to insure the Airframe under Article 10 (Insurance) or any Event of Default;
(b)
As soon as practicable after the end of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within sixty-five (65) days thereafter, provide duplicate copies or make available online, in English, of:
(i)
a consolidated balance sheet of the Lessee as at the end of such quarter, and
(ii)
consolidated statements of income and retained earnings of Lessee for such quarterly period.
(c)
As soon as practicable after the end of each fiscal year, and in any event within one hundred and fifty (150) days thereafter, duplicate copies, in English, of:
(i)
a consolidated balance sheet of Lessee as at the end of such year,

and

(ii) consolidated statements of income and retained earnings of Lessee for such year, prepared in accordance with GAAP accompanied by an auditor's report of a firm of independent certified public accountants of recognized standing in the U.S.A.;

(d)
promptly on request, provide Lessor such information in the possession or control of Lessee with respect to its operations or as to the location, condition or use of the Airframe, which Lessor may from time to time reasonably request; provided however, that the extent of such disclosure shall be subject to any limitations imposed on Lessee pursuant to any confidentiality agreement to which Lessee is a party;
(e)
promptly upon request, provide Lessor details of any actual or known pending litigation, arbitration or administrative proceedings against Lessee or any of Lessee’s assets, or the Airframe or Part which is reasonably likely to adversely affect Lessee’s ability to perform its obligations under any Transaction Document to which it is a party;
(f)
promptly after distribution, a copy of all reports and financial statements which Lessee sends or makes generally available to its stockholders or creditors; and
(g)
keep Lessor informed as to current serial numbers of any engine installed on the Airframe;
(h)
furnish to Lessor on a calendar monthly basis no later than the fifth (5th) day of each calendar month (the “Monthly Disclosure Due Date”) the Monthly Disclosure Report specifying (i) a calendar monthly utilization report with respect to the Airframe and Landing Gear reflecting the Flight Hours and Cycles of operation thereof, (ii) notification within two (2) days of the removal of any Engine, Landing Gear or APU, (iii) information of any accident or incident with respect to the Airframe (other than Parts) within (A) twenty-four (24) hours of the occurrence or detection of any such accident or incident if the same results in injury or death to Persons or damage to property not owned by Lessee and (B) within twenty-four (24) hours of the occurrence or detection of any such accident or incident if the same results in damage to any such item that is estimated by Lessee in good faith to exceed the Damage Notification Threshold (inclusive of labor and materials) to repair the same, (iv) at least sixty (60) days prior written notice as to the time and location of all Airframe Major Checks, (v) upon request of Lessor, a copy of the Approved Maintenance Program, inclusive of all revisions issued as of the date of such request, (vi) as reasonably requested by Lessor from time to time and delivered with the Monthly Disclosure Report, a historic list of flights operated by the Airframe for such past month, and (vi) from time to time such other information as Lessor may reasonably request;
(i)
on reasonable request, furnish to Lessor evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Airframe, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

(j)
give Lessor not less than sixty (60) days’ written notice as to the time and location of any scheduled Major Repair;
(k)
promptly notify Lessor of:
(i)
any loss, theft, damage (requiring any Major Repair) or destruction to the Airframe or any Part, or any Major Repair to the Airframe if the potential cost may exceed the Damage Notification Threshold; and
(ii)
any claim or other occurrence likely to give rise to a claim under the Insurances (but in the case of claims under the hull all risk policy only in excess of the Damage Notification Threshold) and details, if requested by Lessor, of any negotiations with the insurance brokers over any such claim.

Lessor agrees that any information required to be disclosed pursuant to this Section 9.2 may be disclosed to Lessor by way of documenting such information on the Monthly Disclosure Report, except where a specific number of days for producing such information is specified in this Section 9.2. Further, Lessor may visit, upon reasonable notice and at reasonable intervals, Lessee’s premises to discuss Lessee’s general affairs and finances with Lessee’s principal officers.

9.3
Lawful and Safe Operation. Lessee will:
(a)
comply with the Law in force in any country or jurisdiction which, during the Term, is applicable to Lessee or the Airframe or, so far as concerns the use and operation of the Airframe or an owner or operator thereof, and take all steps to ensure that the Airframe is not used for any illegal purpose;
(b)
not use the Airframe in any manner contrary to any recommendation of the Manufacturers of the Airframe or any Part or any rules or regulation of the Air Authority or for any purpose for which the Airframe is not designed or reasonably suitable;

(c)
ensure that the crew and mechanics employed by it in connection with the operation and maintenance of the Airframe have the qualifications and hold the certificates required by the Air Authority and applicable Law;
(d)
use the Airframe solely in commercial or other operations for which Lessee is duly authorized by the Air Authority and applicable Law;
(e)
not use or locate the Airframe:
(i)
in violation of any applicable Law;
(ii)
for any purpose for which the Airframe was not designed or which is illegal;

(iii)
for carriage of any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Airframe and which would not be adequately covered by the Insurances; or
(iv)
to carry cargo or passengers not permitted by the Air Authority or the FAA;
(f)
not utilize the Airframe for purposes of training, qualifying or re-confirming the status of cockpit personnel and mechanics, except for the benefit of Lessee’s cockpit and mechanic personnel and then in such a manner so as to not discriminate against the Airframe versus other similar type Airframe in Lessee’s fleet;
(g)
not operate or locate the Airframe in any Prohibited Country except as specifically licensed or otherwise authorized under any applicable US Trade Controls or Sanctions, or in violation of any US Trade Controls or Sanctions;
(h)
except as specifically licensed or otherwise authorized under any applicable US Trade Controls or Sanctions, not cause or permit the Airframe to proceed to, or remain at, any location which is for the time being the subject of a prohibition order or any similar order or directive issued by:
(i)
any Government Entity of the State of Registration or the Habitual Base; or
(ii)
any Government Entity of the country in which such location is situated; or
(iii)
any Government Entity having jurisdiction over Lessor, Lessee or the Airframe; and
(i)
obtain and maintain in full force and effect and comply in all respects with any conditions, restrictions, impositions (if any) in connection with, any consents,

approvals, certificates, licenses, permits and authorizations required for the use and operation of the Airframe, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement.
9.4
Taxes and other Outgoings. Lessee will promptly pay:
(a)
all license and registration fees, Taxes (other than Indemnitee Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Airframe, including without limitation the purchase, ownership, delivery, leasing, subleasing, possession, use, operation, or return of the Airframe; and

(b)
all rent, fees, charges, Taxes (other than Indemnitee Taxes) and other amounts in respect of any premises where the Airframe or any Part thereof is located from time to time;

except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate resources are available to Lessee and non-payment of which does not give rise to any reasonable likelihood of the Airframe or any interest therein being sold, forfeited or otherwise lost or of criminal or civil liability on the part of Lessor or any Financing Party.

9.5
Sub-Leasing.
(a)
Lessee will not, without the prior written consent of Lessor (which consent may be withheld in its sole discretion), sublease or part with possession of the Airframe or any Part thereof, except that provided no Event of Default exists, Lessee may part with possession (i) with respect to the Airframe or any Part to the relevant Manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement; (ii) with respect to the Airframe or any Part, as expressly permitted by this Agreement; provided that (A) any such sublease, if consented to by Lessor in its sole discretion, shall be subject and subordinate to this Agreement, (B) the term of such sublease shall not extend beyond the Term, (C) Lessee, at its cost and expense, shall comply with the terms of Section 9.3(i) (Lawful and Safe Operation) to the extent applicable, (D) no such sublease, if consented to, shall release or otherwise affect the obligations of Lessee under this Agreement (all of which obligations of Lessee shall remain unchanged and in full force and effect), (E) Lessee shall comply with the terms of Section 9.5(b), and (F) Lessee shall procure that such sublessee provide any such documents as set forth in Section 3.1 (Lessor Conditions Precedent) as may be required by Lessor prior to the commencement of any such sublease.
(b)
Lessee may wet lease the Airframe pursuant to a wet lease (including without limitation Airframe Crew Maintenance and Insurance (ACMI) and full charter agreements)

so long as (i) Lessee maintains operational control of the Airframe and the term of such wet lease or charter agreement has a duration of less than twelve (12) months and is not capable of extending past the Term; (ii) Lessee is not in Default of this Agreement; (iii) Lessee has provided Lessor a copy of such wet lease or charter agreement in advance of the commencement thereof; and (iv) Lessee shall procure that such wet lessee or charter operator provide any such documents as set forth in Section 3.1 (Lessor Conditions Precedent) as may be required by Lessor prior to the commencement of any such wet lease, ACMI or charter arrangement.
(c)
Any sublease or wet lease entered into pursuant to the terms hereof shall (i) be expressly subject and subordinate to this Agreement pursuant to an undertaking acceptable to the Lessor in its sole discretion, (ii) be assigned to Lessor as security for the performance by Lessee and/or the Financing Parties of its obligations hereunder, (iii) not have a term extending beyond the Term, and (iv) Lessee shall provide to Lessor such other documentation and evidences as reasonably requested by Lessor prior to the commencement of any sublease or wet lease. No sublease or wet lease or relinquishment of possession of the Airframe permitted under this Section 9.5 shall in any way discharge or diminish any of Lessee’s obligations to Lessor and the rights and interests of Owner, Lessor and the Financing Parties in and to the Airframe, or constitute a waiver of any of Lessor’s rights and remedies hereunder. Notwithstanding any sublease, transfer or relinquishment of possession permitted under this Section 9.5, Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if any such sublease, transfer or relinquishment of possession had not occurred. The cost and expense of any sublease or wet lease (including the reasonable costs of Owner, Lessor, its Financing Parties and any cost associated with respect to the registration, perfection and recordation of any interests of Owner, Lessor, or Financing Parties) shall be paid by Lessee.

9.6
Inspection. Lessor and/or the Financing Parties and/or any representative of each of them designated (as applicable) may at any reasonable time, visit or inspect the Airframe or any Part thereof (and Lessee’s records and books related thereto, including, without limitation, the Airframe Documents); provided that (a) any such visit or inspection shall be at Lessor’s cost and expense (unless an Event of Default shall have occurred and be continuing, in which case such visit, inspection or survey shall be at Lessee’s cost and expense), (b) Lessor shall provide reasonable prior written notice to Lessee of the date of such visit or inspection (unless an Event of Default shall have occurred and be continuing, in which case no notice shall be required), (c) Lessor shall have no duty or liability to make, or arising out of, any such visit or inspection and

(d) so long as no Event of Default shall have occurred and be continuing, Lessor shall not exercise such right so as to disrupt the permitted operations of Lessee. Lessor and/or the Financing Parties may designate a third party to conduct inspections on their behalf of the Airframe or any Part thereof (and Lessee’s records and books related thereto, including, without limitation, the Airframe Documents).

9.7
Title.

Lessee will:

(a)
have no right, title, or interest, in, or to the Airframe, except the right to possess, use and purchase it, on the terms and conditions of this Agreement. Lessee shall, at the cost and expense of Lessor (except as provided in Section 9.3(j) (Lawful and Safe Operation) and in Section 16.17 (Expenses) where such cost and expense shall be paid by Lessee), do all acts and things Lessor may reasonably require to evidence and/or perfect Owner’s interest in the Airframe or to protect that interest against the claims of any other person except with respect to Lessor Liens. Lessee shall, at Lessor’s sole cost and expense, do, or cause to be done, all acts and things as Lessor may reasonably require to evidence and/or perfect the security interests of the Agent and the Financing Parties in the Airframe with (i) any relevant registry in the State of Registration and/or the state of Habitual Base of the Airframe (and other states as appropriate given the operation of the Airframe) and

(ii)
the International Registry in accordance with the provisions of the Cape Town Convention. Lessee, at its cost and expense, shall from time to time, do or cause to be done any and all acts and things which may be required or necessary (in the opinion of Lessor, acting reasonably) to maintain that Owner, Lessor, and at Lessor’s expense, the Finance Parties, have the full benefit of the Cape Town Convention in connection with this Agreement;
(b)
not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which impairs rights of Owner as owner and Lessor as lessor of the Airframe or the rights of any Financing Party as mortgagee, assignee of this Agreement or the validity, enforceability or priority of the Mortgage or the Security Agreement;
(c)
on all occasions when the ownership of the Airframe or any Part is relevant, make clear to third parties that title is held by Owner;
(d)
not at any time (i) represent or hold out Owner, Lessor, or any Financing Party as carrying goods or passengers on the Airframe or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee, or (ii) pledge the credit of Owner, Lessor, or any Financing Party;
(e)
ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) provided by Lessor in a reasonably prominent position on the Airframe stating:

“This Airframe is owned by AvCap 2840, LLC, [is subject

to a first priority Mortgage in favor of [Name of Agent]] and is leased to Global Crossing Airlines, Inc.”

(f)
not create or permit to exist any Lien (not including Lessor Liens or Permitted Liens) upon the Airframe or any Part or the Lease, and promptly discharge all obligations which may give rise to such a Lien;
(g)
not do or knowingly permit any Person (not including Owner, Lessor, Agent, or any Financing Party) to do anything which may reasonably be expected to expose the Airframe or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction or (insofar as the same relates to the operation or use of the Airframe) Owner, Lessor, Agent, or any Financing Party to any criminal or civil liability, and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Airframe or Part, as the case may be;

(h)
not abandon the Airframe or any Part;
(i)
pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities (including, without limitation, any amounts owing to any relevant air traffic control authority) which have given or might give rise to a Lien (not including Lessor Liens or Permitted Lien) over or affecting the Airframe or any Part; and
(j)
not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Airframe any or Part.
9.8
General. Lessee will:
(a)
remain duly organized under the laws of the State of Incorporation with power to perform its obligations under this Agreement and will not merge or consolidate into or with any Person, or be acquired by any Person; provided, however, that such merger, consolidation or acquisition may be carried out if (i) the surviving entity of such merger or consolidation or the acquirer is an entity that has a net worth (immediately after the consolidation or merger) equal to or greater than the net worth of Lessee (immediately prior to such consolidation or merger), (ii) prior to and immediately after giving effect to such merger or consolidation or acquisition, no Event of Default shall have occurred and be continuing; (iii) the surviving entity, Lessee or the acquirer reimburses Owner, Lessor and the Financing Parties for all of their reasonable out-of-pocket costs (including legal fees and expenses) incurred in connection with such merger or consolidation and (iv) the surviving entity of such merger or consolidation will confirm this Lease and its performance of the Lessee’s obligations hereunder (together with any necessary factual amendments as may be required); and

(b)
as applicable in the State of Registration, ensure the Airframe remains duly registered with the State of Registration; and
(c)
ensure that no change will occur in the Habitual Base of the Airframe without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed.
9.9
Records. Lessee will:
(a)
procure that accurate, complete and current records are kept of all flights made by, and all maintenance carried out on, the Airframe (including in relation to each

Part subsequently installed, before the installation); keep and maintain such records in the English language; keep such records in such manner as the Air Authority may from time to time require; which records will form part of the Airframe Documents; and

(b)
procure access to a revision service in respect of, and will maintain with appropriate revisions in English, all Airframe Documents, records, logs, and other materials required by applicable laws and consistent with practices of the Air Authority and the FAA in respect of the Airframe.
9.10
Protection and Approvals.
(a)
(i) If the Airframe is not registered with the Air Authority in the State of Registration, Lessee will, at Lessee’s cost, maintain the registration of the Airframe with the relevant Air Authority consented to in Lessor’s sole discretion (or such other jurisdiction as the Lessor in its sole discretion may agree to) reflecting the respective interests of any Financing Party, Owner and Lessor and not do or cause to be done anything which might adversely affect that registration and (ii) so long as the Airframe is registered with the Air Authority in the State of Registration or any other approved Air Authority Lessee will not do or cause to be done anything which might adversely affect the registration of the Airframe or take any action that might affect the recordation of the interests of the Owner, Lessor or any Financing Party;
(b)
Lessee will do all acts and things (including, without limitation, making any filing, recording or registration with the Air Authority or any other Government Entity) and executing and delivering all documents (including, without limitation, any amendment of this Agreement) as may be reasonably required by Lessor:
(i)
upon request of the Lessor, and at Lessor’s cost, following any change or proposed change in the ownership or financing of the Airframe or in the manner of securing the Lessor’s obligations to the Financing Parties, in each case subject to the requirements of Section 15.2 (Lessor Assignment); or

(ii)
at Lessee’s cost, following any Modification of the Airframe or any Part or the permanent replacement of any Part in accordance with this Agreement, so as to ensure that the rights of Owner as owner of the Airframe and under this Agreement and the rights of any Financing Party under the Mortgage in respect thereof apply with the same effect as before.
9.11
Maintenance and Repair. Lessee will:
(a)
keep the Airframe airworthy and in Serviceable condition, and otherwise in as good repair and operating condition, ordinary wear and tear excepted, as when delivered to Lessee;

(b)
not change the Approved Maintenance Program or the schedule of maintenance under the Approved Maintenance Program to be inconsistent with the requirements of the Air Authority;
(c)
(i) subject to sub-Section (ii), maintain the Airframe in accordance with the Approved Maintenance Program using Agreed Maintenance Performers and perform (at the respective intervals provided in the Approved Maintenance Program) all Major Checks; and (ii) any maintenance to be performed on the Airframe may be performed by an Agreed Maintenance Performer pursuant to the requirements of the Approved Maintenance Program with no fleet discrimination toward the Airframe pursuant to the terms of Section 9.11(h). Any extension of service intervals in Lessee’s Approved Maintenance Program relevant to the Airframe will be subject to Lessor’s prior written approval, such approval not to be unreasonably withheld. All repairs and modifications and the addition, removal or replacement of equipment, systems or components will be properly documented in accordance with the rules and regulations of the Air Authority and reflected in the Airframe Documents, including the Manufacturer’s and other vendor’s and manufacturer’s manuals. In addition, all repairs to the Airframe will be accomplished in accordance with the Airframe Manufacturer’s Structural Repair Manual or FAA-approved data supported by FAA Form 8100. Lessee, at its own expense, shall furnish Lessor upon return of the Airframe and at such times during the Term as Lessor shall reasonably request, originals or copies (which may be provided via e-mail) of all records created by Lessee relating to the Airframe; provided, however, the foregoing shall not be deemed or interpreted to diminish or expand any return provision for the Airframe expressly set forth herein;
(d)
comply with all mandatory inspection and modification requirements, airworthiness directives, and other mandatory requirements applicable to the Airframe or Part having a compliance date during the Term, and with respect to Airworthiness Directives, having a compliance date within the Term, and which are required by the Air Authority and/or (with regard to alert service bulletins) required by any manufacturer of the Airframe or Part;
(e)
comply with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Airframe or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Airframe or require any modification or alteration to the Airframe or Part;
(f)
maintain in good standing a current COA (in the appropriate category for the nature of the operations of the Airframe) for the Airframe issued by the Air Authority except where the Airframe is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time provide to Lessor a copy on request;

(g)
procure promptly the replacement of any Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use with a Part that complies with Section

9.18 (Replacement of Parts);

(h)
not discriminate against the Airframe (as compared to airframes of the same type owned or operated by Lessee) during the Term or in contemplation of the expiration or termination of this Agreement with respect to the use, operation or maintenance, other than withdrawal of the Airframe from use and operation as is necessary to prepare the Airframe for return to Lessor in accordance with this Agreement; provided, however, the foregoing shall not be deemed or interpreted to expand any return provision for the Airframe expressly set forth herein; and
(i)
maintain or cause to be maintained all records and logs required to be maintained by the Air Authority and the FAA, including but not limited to, full traceability back to last overhaul on all other life limited parts installed on the Airframe. All such records and logs shall be maintained in the English language or cross-referenced via an English index and in compliance with the Air Authority and FAA regulations. The records and logs to be maintained shall be in such condition at redelivery for immediate issuance of valid certificates for commercial aviation transport by the Air Authority and the FAA, and immediate operation under Air Authority registration.
(j)
notwithstanding anything to the contrary contained herein, any and all maintenance or repair contemplated by this Section 9.11 (Maintenance and Repair) shall be conducted by an Agreed Maintenance Performer, and Lessor shall be entitled to have representatives present during the performance of such maintenance to observe all aspects of such performance, including, but not limited to, the workscope thereof.
9.12
Removal of Parts. Lessee will ensure that no Part installed on the Airframe is at any time removed from the Airframe other than:
(a)
if replaced as expressly permitted by this Agreement;

(b)
if the removal is of an unserviceable item and is in accordance with the Approved Maintenance Program; or
(c)
(i) for the purpose of maintaining, servicing, repairing, storing, overhauling or testing that Part or the Airframe, as the case may be; or (ii) for the purpose of making such modifications to the Airframe, as the case may be, as are permitted under this Agreement;

and then in each case only if it is reinstalled or replaced by a part complying with Section

9.13
(Installation of Parts) or Section 9.18 (Replacement of Parts) as soon as practicable and in any event no later than the earlier of thirty (30) days from its removal or the Expiry Date.

9.13
Installation of Parts. Lessee will:
(a)
ensure that, except as permitted by this Agreement, no part is installed on the Airframe unless:
(i)
it is in as good operating condition as the Part it replaces, bears an FAA Form 8130-3, and is approved for use by the Air Authority and the FAA, or the respective manufacturer;
(ii)
it has become and remains the property of Owner free from any Lien (other than a Lessor Lien or Permitted Lien) and upon installation on the Airframe will without further act be subject to this Agreement and the Mortgage; and
(iii)
Lessee has complete copies of its Air Authority required source and maintenance records.
(b)
if no Event of Default has occurred which is continuing, be entitled to install any part on the Airframe by way of temporary replacement for a Part notwithstanding Section 9.13(a) if:
(i)
there is not available to Lessee at the time and in the place that part is required to be installed on the Airframe, a part complying with the requirements of Section 9.13(a); and
(ii)
it would result in an unreasonable disruption of the operation of the Airframe and/or the business of Lessee to ground the Airframe until a part complying with Section 9.13(a) becomes available for installation on the Airframe; and
(iii)
no later than the earlier of sixty (60) days following its installation or, unless the Closing occurs, the Expiry Date, Lessee removes any such part and replaces it with the Part replaced by it, or by a Replacement Part complying with Section 9.13(a); and

(iv)
Lessor agrees for the benefit of the owner or lessor of, and any Person (including but not limited to an agent or financing party) holding a security or other interest in, such part, to execute a reciprocal recognition of rights letter in customary form and otherwise acceptable to Lessor, confirming that neither Lessor nor any Person claiming an interest hereunder by or through Lessor, and their respective successors and assigns, will acquire or claim any right, title or interest in any part installed pursuant to Section 9.13(b) while installed on the Airframe.

9.14
Non-installed Parts. Lessee will ensure that any Part which is not installed on the Airframe is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from any Liens (other than Lessor Liens or Permitted Liens).
9.15
Modifications.
(a)
Lessee will not, and will not permit any Person to, make any Modification, except for a Modification which:
(i)
is expressly permitted or required by this Agreement,
(ii)
is purely cosmetic in nature (including the painting of Lessee’s insignia), or
(iii)
is expected to cost no more than the Modification Threshold Amount, and is not permanent or structural in nature.
(b)
Lessee shall provide to Lessor all of Lessee's proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification, with such documents in final form and any other documents required by Law, as a result of such Modification. Any Modifications to be performed by Lessee pursuant to this Agreement require the express written acceptance and agreement of the Lessor, such consent not to be unreasonably withheld or delayed. All Modifications incorporated on the Airframe will be properly documented in the Airframe Documentation and approved by the FAA and the Air Authority. All Modifications will also be accomplished in accordance with FAA-approved data supported by an FAA Form 8110-3, FAA Form 8100-9 or FAA supplemental type certificate.
(c)
Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Airframe or invalidating any warranty applicable to the Airframe.
(d)
So long as a Default has not occurred and is continuing, Lessee may remove, or permit the removal of, any temporary Modification if (i) it can be removed from the

Airframe without diminishing or impairing the value, utility, condition or airworthiness of the Airframe and (ii) Lessee restores the Airframe to its condition prior to such Modification, normal wear and tear excepted.
9.16
Title to Parts.
(a)
Title to all Parts installed on the Airframe whether by way of replacement, as the result of a Modification or otherwise (except those installed pursuant to Section 9.13(b) (Installation of Parts) for the period referenced) will, on installation, without further act, vest in Owner subject to this Agreement and the Mortgage free and clear of all Liens. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Owner according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor’s reasonable satisfaction that title has so passed to Owner;

(b)
Lessor may require Lessee to remove any Modification for which it has not received the requisite consent, and to restore the Airframe to its condition prior to such Modification, normal wear and tear excepted; and
(c)
Any Part at any time removed from the Airframe will remain the property of Owner until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Owner subject to this Agreement and the Mortgage free of any Lien, whereupon title to the replaced Part, will, provided no Default has occurred and is continuing, pass to Lessee, free of Lessor Liens.
9.17
Registration.
(a)
Lessor, at its cost and expense, shall cause the registration of the Airframe with the FAA naming Lessor as owner, registering the assignable interests to the Financing Parties (if applicable), and filing a copy of this Agreement. Lessor shall consult with FAA Counsel to file, perfect and register any Lessor security interests, and Lessee shall provide such cooperation as may be required, at Lessor’s cost and expense. Specifically, Lessor shall cause the filing of the Certificate of Registration, the LLC Statement of Lessor, the Affidavit of Citizenship of Lessor, this Agreement, the Assignment of this Agreement as security in favor of the Financing Parties (if applicable), and such other documents as may be advised by FAA Counsel.
(b)
Lessee shall, as and to the extent permitted by applicable Law, maintain the registration of the Airframe with the FAA and shall also from time to time to time take all other steps then required by Law (including the Geneva Convention or the Cape Town Convention if and as applicable) or by practice, custom or understanding or as Lessor may reasonably request to protect and perfect Lessor’s interest in the Airframe and this Lease in the State of Registration or in any other jurisdictions in or over which Lessee may operate the Airframe; provided that such steps to perfect Lessor’s or any Financing Party’s interest in the Airframe and this Lease with the FAA shall be at Lessor’s cost and expense.

(c)
Lessee, at its cost and expense, shall cause and be responsible for the import of the Airframe into the United States and the procurement of the Certificate of

Airworthiness issued by the FAA, and shall maintain such certificates during the Term.

9.18 Replacement of Parts. Lessee shall replace, at its own expense, all Parts which may from time to time become unserviceable, lost, stolen, destroyed, seized,

confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever with replacement parts as set forth in this Section 9.18. Each such replacement part incorporated or installed in or attached or added to the Airframe shall:

(a) be free and clear of all Liens (other than Lessor Liens or Permitted Liens);

(b) be in airworthy and as good operating condition, and have the same or interchangeable modification status as, and have a value and utility at least equal to, the Part replaced (assuming it was in the condition and repair required under this Agreement);

(c) be of the same make and the same or more advanced model as the Part being replaced and, if the Part being replaced is a rotable and is an OEM Part, be manufactured by the OEM for such rotable Part (unless Lessor shall have given its prior written consent to replacement of such OEM Part with a non-OEM Part);

(d) have a current, legal and valid release certificate/airworthiness approval tag identified as FAA 8130-1, and Lessee has complete copies of its Air Authority and FAA required source and maintenance records; and

(e) be made subject to the Lien of any applicable financing documents to which one or more Financing Parties is a party.

Notwithstanding any other provision herein, No PMA Part may replace a Part or be installed without the prior consent of Lessor, other than minor filters, consumables or ATA 25 interior Parts.

So long as a substitution meets the requirements of the Maintenance Program and Air Authority and the FAA and the requirement of Section 9.18(a), Lessee may substitute for any Part a part that does not meet the requirements of this Section 9.18 if a complying Part cannot be procured or installed within the available ground time of the Airframe and as soon as possible but in any event not later than sixty (60) days, the noncomplying part is removed and replaced by a complying Part.

9.19 Ownership of Parts. Immediately upon any part (including Modification Parts) becoming incorporated in, installed on or attached to the Airframe, without further act: (a) title to each part incorporated, installed or attached in accordance with Section 9.18 (Replacement of Parts) and which complies with the requirements of Section 9.18 shall thereupon (x) vest (with full title guarantee) in Owner, free and clear of all Liens, (y) be made subject to the Lien of any applicable financing document, and (z) and such part shall become subject to this Agreement be deemed a “Part” of such Airframe for all purposes hereof; and (b) title to any replaced Part shall thereupon vest in Lessee, free and clear of all rights of Owner and all Lessor Liens and shall no longer be deemed a Part.

If any part which does not comply with the requirements of Section 9.18 (Replacement of Parts) is incorporated in, installed in or attached to the Airframe, title to such part shall not vest in Owner and title to the replaced part shall not vest in Lessee until a part complying with this Section 9.18 is incorporated, installed in or attached to the Airframe. Lessee will, at its own expense, take all such steps and execute, and procure the execution of, all such instruments as Lessor may reasonably require and which are necessary to ensure that title so passes to Owner according to all applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor’s reasonable satisfaction that title has so passed to Owner. All Parts (other than Parts replaced in accordance with Section 9.18) at any time removed from the Airframe shall remain the property of Owner, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe.

ARTICLE 10 INSURANCE

10.1
Insurances. Lessee will effect and maintain, or cause to be effected and maintained, in full force during the Term insurances in respect of the Airframe in form and substance satisfactory to Lessor (the “Insurances” which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers that meet the requirements of sub-Sections 10.1 (a) and (b) below and as are in line with standard market practice. The Insurances will be effected either:
(a)
on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the London or United States markets and led by reputable underwriter(s); and/or
(b)
with a single insurer or group of insurers who effects substantial reinsurance with reinsurers who normally participate in the international aviation insurance markets and through brokers each of recognized standing for a percentage reasonably acceptable to Lessor of all risks insured (the “Reinsurances”).
10.2
Requirements. Lessor’s current requirements as to required Insurances are as specified in this Article 10 (Insurance) and in Schedule 4 (Insurance Requirements). Lessor may from time to time, if there is a change in the generally accepted industry practice for the insurance of aircraft and airlines of the same type as the Airframe and Lessee, and if such change means that the current Insurances are insufficient to protect Lessor’s, Owner Participant’s and Owner’s interests, stipulate other requirements for the Insurances so that the scope and level of coverage is maintained in line with commercially prudent practice of lessees in generally comparable airline operations.

10.3 Insurance Covenants. Lessee will:

(a)
ensure that all legal requirements as to insurance of the Airframe or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Airframe may be flown, in so far as they affect or concern the operation of the Airframe, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Airframe is not in danger of detention or forfeiture, (ii) the Insurances remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurances and the Airframe or any Part are not thereby prejudiced;
(b)
not use, cause or permit the Airframe or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;
(c)
comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:
(i)
invalidates or may invalidate the Insurances; or
(ii)
renders or may render void or voidable the whole or any part of any of the Insurances; or
(iii)
brings any particular liability within the scope of an exclusion or exception to the Insurances;
(d)
not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Airframe to the extent such insurance has the effect of invalidating the Insurances;
(e)
commence renewal procedures at least thirty (30) days prior to expiry of any of the Insurances and provide to Lessor certificates of insurance (and where appropriate certificates of reinsurance), and a broker’s (and any reinsurance brokers’) letter of undertaking in a form reasonably acceptable to Lessor in English, detailing the coverage and confirming the insurers’ (and any reinsurers’) agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date;
(f)
on written request, from time to time, provide to Lessor certificates of insurance evidencing the Insurances;

(g)
on request, provide to Lessor evidence that the Insurance premiums have been paid;
(h)
not make any modification or alteration to the Insurances that are adverse to the interests of any of the Indemnitees without Lessor’s prior written consent;

(i)
be responsible for any deductible under the Insurances; and
(j)
provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require and request in writing.
10.3
Failure to Insure. If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):
(a)
to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including, without limitation to effect and maintain an “owner’s interest” policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in Section 6.10 (Default Interest), from the date of expenditure by it up to the date of reimbursement by Lessee; and
(b)
at any time while such failure is continuing, to require the Airframe to remain at any airport or at any other location approved by Lessor, until the failure is remedied to its satisfaction.
10.4
Continuing Indemnity. Lessee shall effect and maintain (or cause to be effected and maintained) insurance after the Expiry Date with respect to its liability under the indemnities in Article 11 (Indemnity) for two (2) years after the Expiry Date, which provides for each Indemnitee to be named as additional insured. Lessee’s obligation in this Article 10 (Insurance) shall not be affected by Lessee ceasing to be lessee of the Airframe and/or any of the Indemnitees ceasing to have any interest in respect of the Airframe.

10.6. Application of Insurance Proceeds As between Lessor and Lessee:

(a)
All insurance payments due in respect of the Airframe and its operation under this Agreement will be made by the insurers in accordance with Lloyds Clause AVN67B.
(b)
All insurance payments received as the result of an Event of Loss occurring during the Term will be settled jointly with Lessor and Lessee, and will be payable in Dollars to the applicable Financing Party, as sole loss payee, unless there is no Financing Party, in which case all such payments will be payable to Lessor.

(c)
All insurance proceeds of any property, damage or loss to the Airframe or any Part occurring during the Term not constituting an Event of Loss and equal to or in excess of the Damage Notification Threshold will be paid to repairer for repairs or for replacement property in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee.

(d)
All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid directly to Lessor in satisfaction of the relevant liability or to Lessee as reimbursement if Lessee shall have made such third party payment.
(e)
Notwithstanding Sections 10.6(b), (c) or (d), if at the time of the payment of any such insurance proceeds a Material Default or Event of Default has occurred and is continuing, all such proceeds will be paid to Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

ARTICLE 11 INDEMNITY

11.1
General. Lessee agrees to defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines of any kind or nature, including attorneys’ fees (each a “Claim”):
(a)
which may at any time be suffered or incurred as a result of or connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, subleasing, use, operation or return of the Airframe or any Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Airframe or any Part or to its design, testing or use or otherwise, or whether it arises out of or is attributable to any act or omission of any Indemnitee (except to the extent excluded in subclause 11.1(c)(i) through and including subclause 11.1(c)(vii) below);
(b)
which arise out of any act or omission which invalidates or which renders voidable any of the Insurances;
(c)
which may at any time be suffered or incurred as a consequence of the operation or use of the Airframe constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person;

but excluding any Claim against, or in relation to, a particular Indemnitee, to the extent such Claim:

(i)
is covered pursuant to another indemnity provision of this

Agreement, or

(ii) relates to expenses or other obligations that Lessor has expressly agreed to pay or perform under this Agreement, or

(iii) arises as a result of the willful misconduct or gross negligence of an Indemnitee, or

(iv) relates to expenses solely attributable to Lessor Liens,

(v) is judicially determined to be attributable to acts or events which occur prior to the Delivery Date or after the Expiry Date and return of the Airframe to Lessor in the condition required hereunder, but in any such case only to the extent not attributable to acts or omissions of Lessee.

(vi) comprises normal administrative and management costs and expenses of such Indemnitee (other than any Claims as a result of or following the occurrence of an Event of Default), or

(vii) results from a transfer or disposition by the Indemnitee of the Airframe, Part, any Transaction Document, or interest in the foregoing (other than a transfer or disposition due to (A) the exercise by an Indemnitee of its rights following an Event of Default, (B) an Event of Loss, or (C) action or inaction of Lessee, or (D) the Closing);

provided always that, subject (x) to no Event of Default having been declared and being continuing and (y) to Lessee first ensuring that Lessor is indemnified and secured to Lessor’s reasonable satisfaction against all Claims thereby incurred or to be incurred, Lessee shall be entitled to take, in the name of Lessor, such action as Lessee shall see fit (in good faith and in a commercially reasonable manner and with counsel satisfactory to Lessor) to defend or avoid any such Claims as are referred to in sub-Sections (a), (b) and (c) above, or to recover the same from any third party, provided, further, that any such action does not involve any risk of criminal or civil liability to Lessor or any risk of the sale, loss or forfeiture of the Airframe; provided, further, that to the extent that other claims related or unrelated to the transactions contemplated hereby are part of the same proceeding involving such Claims, Lessee may assume responsibility for the control of such proceeding to the extent that the same may be and is severed from such other claims (and Lessor shall use its reasonable efforts to obtain such severance) and, if not severable, Lessee may assume joint control thereof with the Lessor; provided, further, that no such Claims shall be compromised on a basis that admits any criminal or civil violation, gross negligence, fault or willful misconduct on the part of the Lessor without the Lessor’s express written consent. Subject to Lessee providing the Insurances, the Lessor may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions; and such participation shall not constitute a waiver of the indemnification provided in this

Section 11.1 (General). Nothing contained in this Article 11 (Indemnity) shall be deemed to require the Lessor to contest any Claims or to assume responsibility for or control of any judicial proceeding with respect thereto. Notwithstanding the foregoing, the Lessor shall not be required to contest any Claims, cooperate with the Lessee in the defense of any Claims or agree to the settlement of any Claims if Lessor shall expressly waive its right to indemnification with respect to such Claims under this Article 11 (Indemnity).

11.2
Duration. The indemnities contained in this Agreement will continue in full force after the expiration of the Term.

ARTICLE 12 EVENTS OF LOSS

12.1
Event of Loss; Airframe. If an Event of Loss occurs, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) ninety (90) days after the date of the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Following the occurrence of an Event of Loss and until such time as the Agreed Value shall have been paid by Lessee, all of Lessee’s obligations that are still capable of performance shall continue in full force and effect. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor’s Liens) and without further act, be deemed to have transferred to Lessee all of Owner’s rights to the Airframe or any Parts not installed when the Event of Loss occurred, all on an “as is where is” basis, and will at Lessee’s expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Owner’s rights in the Airframe or such Parts in Lessee or Lessee’s insurer, as applicable, free and clear of all rights of Owner and Lessor Liens.
12.2
Requisition. If the Airframe is requisitioned for use by any Government Entity, Lessee will promptly notify Lessee of such requisition. All of Lessee's obligations hereunder will continue as if such requisition had not occurred. So long as no Material Default or Event of Default has occurred and is continuing, all payments received by Lessor or Lessee from such Government Entity will be paid over to or retained by Lessee. If a Material Default or Event of Default has occurred and is continuing, all payments received by Lessee or Lessor from such Government Entity may be used by Lessor to satisfy any obligations then owing and outstanding by Lessee.

ARTICLE 13 RETURN OF AIRFRAME

13.1
Return and Airworthiness. For the avoidance of doubt, redelivery of the Airframe to Lessor is not contemplated by this Agreement as Lessee is obligated to purchase the Airframe upon the expiration of the Term pursuant to Section 6.3 (Purchase Obligation). However, in the event of early termination of the leasing of the Airframe as permitted under this Agreement, Lessee will, at its expense, redeliver the Airframe and Airframe Documents to Lessor at the Redelivery Location in a condition complying with this Article 13 (Return of

Airframe) and Schedule 5 (Return Conditions). The Airframe shall be free and clear of all Liens (other than Lessor Liens) and will possess a current Certificate of Airworthiness issued by the FAA (although this Certificate of Airworthiness may later be replaced by an Export Certificate of Airworthiness or equivalent, if requested by Lessor). In addition, even if Lessee must perform engineering, maintenance and repair work on the Airframe beyond the requirements of Article 9 (Lessee’s Covenants), the Airframe at return must be in the condition required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category Airframe issued by the FAA in accordance with FAR Part 21 and, in addition, to meet the operating requirements of FAR Part 121 with no restrictions imposed.

13.2
Final Inspection. Upon the occurrence of the early termination of this Agreement, at a time mutually agreed between Lessor and Lessee, the Airframe shall be presented to Lessor and its representatives at the Redelivery Location for inspection. Such final inspection, which shall be performed completely in Lessor’s presence (“Final Inspection”) in order to verify that the condition of the Airframe complies with this Agreement. The Final Inspection shall be a full systems functional and operational inspection of the Airframe (and other types of reasonable inspections based upon Airframe type, age and other relevant factors) as mutually agreed with Lessee, and such inspection will be long enough to permit Lessor to:
(a)
inspect the Airframe Documents;
(b)
inspect the Airframe and uninstalled Parts;
(c)
observe a Demonstration Flight which shall not exceed two hours, with as many as two representatives of Lessor as on board observers, operated by Lessee’s flight crews at Lessee’s sole cost and expense; and
(d)
perform a full systems functional and operational inspection.
13.3
Non-compliance and Continuing Obligations. To the extent that, at the time of Final Inspection, the condition of the Airframe does not comply with this Agreement, Lessee will, at its cost and expense, rectify the non-compliance and the Airframe shall remain out of service during such period. In the event that Lessee does not return the Airframe to Lessor on the Expiry Date and in the condition required by this Article 13 (Return of Airframe) and Schedule 5 (Return Conditions) for any reason:
a)
The obligations of Lessee under this Lease will continue in full force and effect on a day-to-day basis until such return. This will not be considered a waiver of any Event of Default or any right of Lessor hereunder.

b) Until such return, the Agreed Value will be an amount equal to the Agreed

Value on the day the Airframe should have been returned to Lessor pursuant to this Lease.

b)
In the event that Lessee does not return the Airframe to Lessor on the Expiry Date and in the condition required by this Article 13 (Return of Airframe) and Schedule 5 (Return Conditions) for any reason:
(i)
Without limiting Lessor's rights and remedies under Article 14 and until such time as the Airframe is redelivered to Lessor and put into the condition required by this Article 13 (Return of Airframe) and Schedule 5 (Return Conditions), instead of paying the Rent specified in Section 6.2 (Rent), Lessee will pay One Hundred and Twenty-Five percent (125%) of the amount of Rent for each day from the Scheduled Expiry Date until the Expiry Date. Payment will be made upon presentation of Lessor's invoice.
(ii)
Lessor may elect, in its sole and absolute discretion, to accept the return of the Airframe prior to the Airframe being put in the condition required by this Article 13 (Return of Airframe) and Schedule 5 (Return Conditions) and thereafter have any such non-conformance corrected at such time as Lessor may deem appropriate (but within 120 days following the return of the Airframe) and at commercial rates then charged by the Person selected by Lessor to perform such correction. Any expenses incurred by Lessor for such correction will be payable by Lessee within ten (10) days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such corrections. Lessee's obligation to pay such amounts will survive the Termination Date.
13.4
Redelivery. Upon redelivery, Lessee will provide to Lessor all documents necessary to remove the Airframe from the Habitual Base as provided in Schedule 5 (Return Conditions). Not less than thirty (30) days prior to the redelivery of the Airframe (or such date as may be mutually agreed), Lessee shall give Lessor access to all logs, manuals, data and inspection, modification and overhaul records (including historical records necessary to prove LLP traceability) current and updated as applicable and compliant with Air Authority and the FAA rules and regulations; provided however, records in respect of maintenance and repair performed at the end of the Term to comply with return conditions shall be made available to Lessor upon completion of such maintenance and repair.
13.5
Export and Deregistration of Airframe. At Lessor's request, Lessee at its cost will (i) provide an Export Certificate of Airworthiness or its equivalent from the State of Registration so that the Airframe can be exported to the country designated by Lessor,

(ii) deregister or as applicable, assist Lessor or Owner with the deregistration of the Airframe from the registry in the State of Registration, (iii) arrange for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration and (iv) perform any other acts required by Lessor in connection with the foregoing.

Notwithstanding the foregoing, Lessee shall not be required to perform any additional modifications to the Airframe required by any future country of registration.

13.6
Acknowledgement. Following completion of the Final Inspection at the Redelivery Location, and Lessor’s confirmation that the Airframe is in the redelivery condition, Lessor shall execute and deliver to Lessee a signed Redelivery Certificate in the form attached hereto as Schedule 6 (Form of Redelivery Certificate) confirming that Lessee has redelivered the Airframe to Lessor in accordance with this Agreement.
13.7
Approved Maintenance Program.
(a)
Prior to the expiration of the Term and upon Lessor’s request, Lessee will provide Lessor or its agent access, subject to a reasonable prior notice, to the Approved Maintenance Program and the Airframe Documents in order to facilitate the Airframe’s integration into any subsequent operator’s fleet.
(b)
Lessee will, if requested by Lessor to do so, upon return of the Airframe deliver to Lessor a certified true current and complete copy of the time limited manuals and such other portions of the Approved Maintenance Program as may be reasonably requested by Lessor. Lessor agrees that it will not disclose the contents of the Approved Maintenance Program to any Person or entity except to the extent necessary to monitor Lessee’s compliance with this Agreement and/or to bridge the maintenance program for the Airframe from the Approved Maintenance Program to another program after the Expiry Date.
13.8
Fuel. Upon redelivery of the Airframe to Lessor, the amount of fuel in the fuel tanks of the Airframe will be the same as that in the fuel tanks of the Airframe on the Lease Commencement Date.
13.9
APU and Landing Gear. The Airframe will be returned with Lessor's APU and Landing Gear installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease.

ARTICLE 14

DEFAULT AND EARLY TERMINATION

14.1
Events. Each of the following events will constitute an Event of Default of this Agreement by Lessee:
(a)
Non-payment: Lessee fails to make any payment of (i) Rent within five

(5) calendar days following the date when due, or (ii) any Supplemental Rent within seven

(7) calendar days after receipt by Lessee of written notice from Lessor that any such amount is due; or

(b)
Insurance: (i) Lessee fails to obtain or maintain the Insurances as required by Article 10 (Insurance) or (ii) the Insurances are cancelled or terminated or otherwise cease to be in full force and effect, or (iii) notice of cancellation is given in respect of any such insurance and the Insurances are not renewed or replaced prior to such cancellation taking effect; or

(c)
Breach: Lessee fails to comply with any other provision of any Transaction Document and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for twenty (20) calendar days after written notice from Lessor to Lessee; or
(d)
Representation: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to any Transaction Document to which it is a party or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated (with each of Lessor and Lessee acting reasonably as to the determination of materiality); or
(e)
Approvals: Any consent, authorization, license, certificate or approval of or registration required to enable Lessee to operate the Airframe in accordance with the provisions of this Agreement is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not granted, reissued, restored, or renewed, as applicable, within ten (10) calendar days; or
(f)
Insolvent:
(i)
Lessee is, or is deemed for the purposes of any Law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or
(ii)
Lessee suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or
(g)
Liquidation and Similar Proceedings:
(i)
a meeting of the shareholders or directors of Lessee is convened to consider a resolution to present an application for an administration order or any such resolution is passed; or
(ii)
any step (including petition proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of, or the rehabilitation, administration, custodianship, liquidation, or dissolution of Lessee or any other insolvency proceedings involving Lessee; or
(iii)
any order is made or resolution passed for any such composition, assignment, arrangement, rehabilitation, administration, custodianship, liquidation, dissolution or insolvency proceedings of Lessee becomes subject to or enters into any of the foregoing; or

(iv) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator, examiner or the like is appointed in respect of Lessee or any of their assets; or

(iv)
notwithstanding the foregoing, none of the following shall be considered an Event of Default for purposes of this Agreement:
(1)
any step or action described above in sub-Section (i) through

(iv) and which is or are (A) commenced or taken by any Person (other than Lessee), B) being contested in good faith and by appropriate proceedings by Lessee, and (C) discharged or stayed within sixty (60) days of the presentation or commencement thereof; and

(2)
any step or action described above in sub-Section (i) through

(iv) which has been previously approved by Lessor; or

(h)
Receiver:
(i)
an administrative or other receiver or manager is appointed in respect of Lessee any part of their assets; or
(ii)
Lessee requests any Person to appoint such a receiver or manager;

or

(iii)
any other steps are taken to enforce any security interest over all or any material part of the assets of Lessee; or

(iv)
any attachment, sequestration, distress or execution affects any material assets of Lessee and is not discharged within sixty (60) days; or
(i)
Other Jurisdiction: there occurs in relation to Lessee any event anywhere, in the reasonable opinion of Lessor, which has substantially the same effect as any of those mentioned in Section 14.1(f), (g) or (h); or
(j)
Suspension of Business: Lessee suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or
(k)
Disposal: Lessee disposes or threatens to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, without the prior written consent of Lessor; or
(l)
Rights: the existence, validity, enforceability or priority of the rights of Lessor as owner and as lessor in respect of the Airframe or the rights of any Financing Party as mortgagee are challenged in a court action by Lessee or any other Person lawfully claiming by or through Lessee; or

(m) Delivery: Lessee fails to accept delivery of the Airframe when validly tendered pursuant to this Agreement by Lessor (provided that Lessor shall have satisfied all the conditions precedent set out in Section 3.3 (Lessee Conditions Precedent) to the extent they have not been waived or deferred by Lessee); or

(m)
Repudiation: Lessee expressly repudiates in writing any of its obligations under the Transaction Documents; or
(n)
Cross Default: An Event of Default shall have occurred and be continuing under an Other Agreement, or Lessee shall default in the payment of any obligation for the payment of borrowed money, for the payment of rent or hire under any lease of aircraft, airframes or engines which has a principal amount of Three Million US Dollars (US$3,000,000) or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed and in the case of a lease by the present discounted value (discounted at 3%) of the remaining rent or hire payable thereunder) when the same becomes due; or
(o)
Cross-Judgment: A final judgment or award for the payment of money not covered by insurance in excess of Three Million US Dollars (US$3,000,000), or final judgments or awards for the payment of money not covered by insurance in excess of Three Million US Dollars (US$3,000,000) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of sixty (60) days during which (i) execution thereof shall not be effectively stayed by agreement of the parties involved, or stayed by court order or the pendency of an appeal, or (ii) execution thereof shall not be adequately bonded, or (iii) attachments or other Liens, except for Permitted Liens, shall be asserted against Lessee's interest in the Airframe or this Lease as a result of such judgment or award; or
(p)
Certificated Air Carrier. Lessee ceases to be a Certificated Carrier; and/or
(q)
Sanctions. Lessee is in violation of any Sanctions.
14.2
Rights. If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter:
(a)
by notice to Lessee and with immediate effect terminate the leasing of the Airframe (but without prejudice to the continuing obligations of Lessee under this Agreement) whereupon all rights of Lessee to operate and possess the Aircraft under this Agreement shall cease; and/or
(b)
proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or
(c)
either take possession of the Airframe, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Airframe may be located, or cause the Airframe to be redelivered to Lessor at the

Redelivery Location (or such other location as Lessor may require) by serving notice, require Lessee to redeliver the Airframe to Lessor at the Redelivery Location (or such other location in North America as Lessor may require; or

(d)
for Lessee’s account, do anything that may reasonably be required to cure any default and recover from Lessee all reasonable costs, including legal fees and expenses incurred in doing so and Default Interest; or
(e)
apply all or any portion of the Security Deposit and any other Supplemental Rent held by Lessor to any amounts due; or
(f)
if applicable, Lessor may exercise any other remedy which may be available to it as secured party under the Cape Town Agreements, including, without limitation, all rights and remedies under Chapter III of the Cape Town Convention and Chapter II of the Cape Town Airframe Protocol.
14.3
Deregistration. If an Event of Default occurs, Lessor may sell or otherwise deal with the Airframe as if this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) deregistration of the Airframe and its export from the country where the Airframe is for the time being situated and any other steps necessary to enable the Airframe to be redelivered to Lessor in accordance with this Agreement; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor as its attorney to execute and deliver any documentation and to do any act or thing required for Lessor to carry out the foregoing, acting reasonably.
14.4
Default Payments. If an Event of Default occurs, Lessee will indemnify Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:
(a)
any loss of profit suffered by Lessor because of Lessor’s inability to place the Airframe on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Airframe upon its return to Lessor, or the funds arising upon a sale or other disposal of the Airframe, is not as profitable to Lessor as this Agreement;
(b)
all amounts which are then due and unpaid hereunder and which become due prior to the earlier of Lessor’s recovery of possession of the Airframe or Lessee making an effective tender thereof;
(c)
any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;
(d)
any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Airframe or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor’s financing of the Airframe; and

(e) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Airframe on that date, at the place and in the condition required by this Agreement;

(e)
all costs associated with Lessor's exercise of its remedies hereunder, including repossession costs, reasonable legal fees, Airframe storage costs, and Airframe re-lease or sale costs and Lessor’s incremental internal costs and expenses (including the cost of additional personnel time calculated based upon the compensation paid to the individuals involved on an annual basis) and a general Lessor overhead allocation; and
(f)
the application of all amounts paid to Lessor as the Security Deposit pursuant to this Lease, as well as any other amounts held by Lessor hereunder, all of which may be kept and set off by Lessor.
14.5
Termination Upon Illegality
(a)
If an Illegality Event occurs, the Lessor and the Lessee shall consult with each other, if either Party requests the other to do so, to try to restructure the transactions contemplated by the Transaction Documents in a manner acceptable to the Lessor and the Lessee.
(b)
If an Illegality Event occurs and, if neither the Lessor nor the Lessee has requested consultation or, where consultation has been requested, the parties have not reached agreement within thirty (30) days or if earlier, the date on which the Illegality Event takes effect (the “Illegality Termination Date”), as to the continuation or restructuring of the transactions contemplated by the Transaction Documents, then:
(i)
If the Illegality Event does not prohibit the payment by Lessee to Lessor of the Rent, the Purchase Price or the transfer of title of the Aircraft by Lessor to Lessee, then Lessee will pay the Purchase Price to Lessor, and Lessor will transfer title to the Aircraft to Lessee (according to the terms and conditions set out in Section 6.2 and Schedule 3); or
(ii)
If the Illegality Event prohibits the payment by the Lessee to Lessor of the Purchase Price or Rent hereunder, then Lessee will return the Airframe to Lessor in the Redelivery Condition (or reimburse Lessor for the amount of returning the Airframe to the Redelivery Condition) as soon as possible following (and in any event within 15 days after) the Illegality Termination Date. If subsequent to the return of the Aircraft it becomes legal for Lessee to make payments to Lessor, then Lessee will pay Lessor any outstanding Rent or other amounts due to Lessor as of the Illegality Termination Date.

The parties agree that an Illegality Event shall in and of itself not be considered an Event of Default.

ARTICLE 15 ASSIGNMENT

15.1
Lessee Assignment. Lessee will not transfer, assign, or create or permit to exist any security interest (not including Permitted Liens) over, any of its rights under this Agreement or the Airframe without the express prior written consent of Lessor and the Agent (which consent may be granted or withheld in the sole discretion of Lessor and the Agent).

15.2
Lessor Assignment. Subject to the conditions set forth in Section 15.3 below, Lessor may assign (including assign by way of security), transfer or otherwise dispose of, at its cost and expense (unless an Event of Default shall have occurred and be continuing and such transfer or disposal is effected as part of Lessor’s exercise of its remedies for such Event of Default, in which case such assignment shall be at Lessee’s cost and expense), all or any of its rights or obligations under this Agreement and the other Transaction Documents and all or any of its right, title or interest in and to the Airframe to any person.
15.3
Lessee Cooperation. If Lessor desires to effect an assignment (including an assignment by way of security) or transfer any or all of its rights and obligations under this Agreement and the other Transaction Documents or any or all of its right, title or interest in and to the Airframe, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor of the assignee or transferee; provided that (i) Lessor shall reimburse Lessee for reasonable out of pocket expenses and the professional charges of lawyers and tax advisers incurred in connection therewith, (ii) Lessee’s right of quiet enjoyment pursuant to Section 8.1 (Quiet Enjoyment) of this Agreement shall not be affected, (iii) such assignment shall not result at the time of such assignment in any additional costs or obligations to the Lessee (including Taxes) or decrease its rights or benefits as determined by reference to laws and regulations in effect at the time of such assignment or transfer, it being understood and agreed that any change in, or increase in the number of beneficiaries under (and in accordance with) any indemnification, insurance or, if applicable, re-insurance provision of this Agreement and any other Transaction Document or the making of any payment under any Transaction Documents to a different bank account shall not in and of itself be deemed an increased obligation, and (iv) any transferee that is to become Lessor will (a) assume Lessor’s obligations under this Agreement and each other Transaction Document, (b) be experienced in commercial aircraft leasing and financing or retain the services of a lease manager or servicer having such experience, (c) not be a commercial passenger airline in direct competition with Lessee, and (d) be a Citizen of the United States as defined in Section 40102(a)(15)(c) of Title 49 of the United States Code.

ARTICLE 16 MISCELLANEOUS

16.1
Waivers, Remedies Cumulative. The rights of Lessor under this Agreement:
(a)
may be exercised as often as necessary;
(b)
are cumulative and not exclusive of its rights under any law; and

(c) may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

16.2
Delegation. Lessor may delegate to any suitably qualified Person or Persons all or any of the powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub- delegate) as Lessor in its absolute discretion thinks fit.
16.3
Certificates. Except where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.
16.4
Appropriation. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine.
16.5
Currency Indemnity.
(a)
If Lessor receives an amount in respect of Lessee’s liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “Contractual Currency”) in which the amount is expressed to be payable under this Agreement:
(i)
Lessee will indemnify Lessor as an independent obligation against any loss arising out of or as a result of such conversion;
(ii)
if the amount received by Lessor, when converted into the Contractual Currency (at the market rate at which Lessor is able on the relevant date to purchase the Contractual Currency in London or at its option New York with that other currency) is less than the amount owed in the Contractual Currency, Lessee will, forthwith on demand, pay to Lessor an amount in the Contractual Currency equal to the deficit; and
(iii)
Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion; and
(b)
Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

16.6. Set-off. Lessor may set off any matured obligation owed by Lessee under this Agreement or under any other agreement between Lessor (or any Affiliate of Lessor) and Lessee against any mature obligation owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London or at its option New York for the purpose of the set- off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

16.7
Severability. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:
(a)
the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or
(b)
the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement;

then such provision shall be severable from the remaining provisions of this Agreement and such remaining provisions will not be affected.

16.8
Remedy. If Lessee fails to comply with any provision of this Agreement, Lessor may, after giving any required notice and the passage of any applicable cure right hereunder, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.
16.9
Time of Essence. The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessor’s and Lessee’s other obligations under this Agreement will be of the essence of this Agreement.
16.10
Notices. All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or email (so long as specifically addressed as a Notice pursuant to this Section 16.10 (Notices), with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage pre-paid) to the addresses set forth below. Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 16.10.

If to Lessor:

TVPX Aircraft Solutions Inc.

39 East Eagle Ridge Drive, Suite 201 North Salt Lake, Utah 84054 USA Attention: David Wall

Email: dwall@tvpx.com

Copy:

AvCap 2840, LLC

19495 Biscayne Boulevard, Suite 604 Aventura, Florida 33180 USA Attention: Steven Patch; Spencer Ho

Email: spatch@avcaptrading.com; sho@avcaptrading.com

Copy:

Gryphon Aviation Leasing LLC 101 NE Third Avenue, Suite 610

Fort Lauderdale, Florida 33301 USA Attention: spatch@gryphonleasing.com; sho@gryphonleasing.com

If to Lessee:

Global Crossing Airlines, Inc. Miami International Airport Building 5A, 4th Floor

4200 NW 36th Street Miami, Florida 33146 USA

Attention: Ryan Goepel, CFO

Tel: +1 786 751 8503

Email: ryan.goepel@globalxair.com

Copy:

Global Crossing Airlines, Inc. Miami International Airport Building 5A, 4th Floor

4200 NW 36th Street Miami, Florida 33146 USA

Attention: Maria Renata Nunez, Director, Legal and Corporate Counsel

Tel: +1 786 765 5124

Email: maria.nunez@globalxair.com

16.11
Law and Jurisdiction.
(a)
Lessor and Lessee agree that this Agreement is governed by, and construed in accordance with, the Governing Law;
(b)
For the benefit of Lessor, Lessee agrees that the state courts of, and Federal District Court for, the State of New York shall have non-exclusive jurisdiction to settle any disputes in connection with this Agreement and submits to the jurisdiction of such courts in connection with this Agreement;
(c)
Lessee:
(i)
waives objection to the state courts of, and Federal District Court for, the State of New York on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;
(ii)
agrees that a judgment or order of such courts in connection with this Agreement shall be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;
(d)
Nothing in this Section 16.11 (Law and Jurisdiction) limits the right of Lessor to bring proceedings against Lessee in connection with this Agreement:
(i)
in any other court of competent jurisdiction; or
(ii)
concurrently in more than one jurisdiction;

(e)
Lessee irrevocably and unconditionally:

(i)
agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;
(ii)
waives any such right of immunity which it or its assets now has or may in the future acquire;
(iii)
consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.
(f)
Lessee appoints Cogency Global, Ltd. as its process agent to be served with court documents relating to this Agreement. Lessee must maintain a valid agent for receipt of process in New York from the date of this Agreement until the Expiry Date and may not change the agent’s identity without giving prior notice to Lessor. Lessee agrees that if its process agent does not notify it about any court documents served on it, this will not affect the proceedings concerned, and agrees that court documents can be served on it by posting or hand delivering a copy to its process agent at the address above.
16.12
Sole and Entire Agreement. This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Airframe, and supersedes all previous agreements in relation to that leasing.
16.13
Indemnities. All rights granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of such Indemnitee and such Indemnitees are third party beneficiaries of such rights.
16.14
Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Agreement may be perfected through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page hereof.
16.15
Language. All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

16.16
Brokers. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Airframe, if such claim, suit, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.
16.17
Expenses.
(a)
Whether or not the transactions contemplated hereby are consummated, each of Lessor and Lessee shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any other agreements, documents and instruments relating hereto and neither Lessor nor Lessee shall have any right of reimbursement or indemnity for such costs and expenses as against each other.
(b)
Costs and expenses of FAA Counsel shall be shared equally on a 50/50 basis between Lessor and Lessee.
(c)
With respect to the Pre-Delivery Modifications, Lessor shall contribute an amount up to Six Hundred Twenty-Five Thousand US Dollars ($625,000.00) toward the implementation of such Pre-Delivery Modifications, with all costs and expenses above such cap amount to be shared equally on a 50/50 basis between Lessor and Lessee. Should the costs and expenses of the Pre-Delivery Modifications exceed Nine Hundred Thousand US Dollars ($900,000.00), then the Lessor and the Lessee shall mutually agree upon a commercially reasonable split relative to the reason for escalation.
16.18
Cape Town Convention Prevails. Except to the extent expressly otherwise provided herein, any terms of this Agreement which expressly incorporate any provisions of the Cape Town Agreements shall prevail in the case of any conflict with any other provision contained herein.
16.19
Confidentiality. The terms and conditions of this Agreement and the Transaction Documents and all transactions, writings, discussions, and negotiations in connection with it (including, without limitation, the fact that discussions and negotiations have been conducted by the parties), shall remain strictly confidential and shall not be disclosed by either party without the prior written consent of the other party, except as required by law or for either party and its professional advisors to carry out the terms of this Agreement and the Transaction Documents; and in connection with Lessor's financing or potential sale of the Airframe or assignment of this Lease.

16.20. True Lease. This Agreement is intended, for all purposes, including, without limitation, United States federal and state income tax purposes and purposes of any bankruptcy or insolvency Law of any jurisdiction, to be a true lease and not a security agreement. Nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the

Airframe until the exercise of the Purchase Obligation at Lease Expiry, except as a lessee only. In circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would support the characterization of this Agreement as a true lease shall control over any construction which would not support such characterization or would render it doubtful.

ARTICLE 17 DISCLAIMERS AND WAIVERS

17.1
Exclusion. THE AIRFRAME SHALL BE DELIVERED “AS IS, WHERE IS” AND UPON ACCEPTANCE BY LESSEE, LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRFRAME, INCLUDING BUT NOT LIMITED TO:
(a)
THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRFRAME OR ANY PART; OR
(b)
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR’S NEGLIGENCE, ACTUAL OR IMPUTED; OR
(c)
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRFRAME, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
17.2
Waiver. LESSEE HEREBY WAIVES ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ANY INDEMNITEE IN CONNECTION WITH THE MATTERS DISCLAIMED IN THIS SECTION 17 AND ALL CLAIMS AGAINST LESSOR OR ANY INDEMNITEE HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRFRAME EXCEPT TO THE EXTENT EXPRESSLY SET OUT IN THIS AGREEMENT.
17.3
Consequential Damages. NEITHER LESSOR NOR ANY INDEMNIFIED PARTY WILL HAVE ANY OBLIGATION OR LIABILITY FOR LOSS OR DAMAGE TO THE AIRFRAME, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH ARE HEREBY DISCLAIMED BY LESSEE.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Airframe Lease Agreement on the date shown at the beginning of this Agreement.

Lessor:

TVPX AIRCRAFT SOLUTIONS INC.,

not in its individual capacity but solely as Owner Trustee

By:

Name: Dave Wall

Title: Senior Vice President

Lessee:

GLOBAL CROSSING AIRLINES, INC.

By:

Name: Ryan Goepel Title: President

ANNEX I

FORM OF MONTHLY DISCLOSURE REPORT (MSN 2840)

Date:

To: TVPX AIRCRAFT SOLUTIONS INC.; AVCAP 2840, LLC

FORWARD REPORT VIA E-MAIL TO: Utilization@gryphonleasing.com

From:

E-mail:

Telephone:

1.
LEASE: Airframe Lease Agreement dated as of August , 2025
2.
AIRFRAME TYPE: Airbus model A320-200ceo
3.
SERIAL NUMBER: 2840
4.
UTILIZATION RECORD

Airframe Flight Hours Flown During Month: Hours: ; Minutes:

Airframe Flight Cycles During Month: Cycles

5.
INSTALLATION/REMOVAL

Left: ESN Right: ESN

Date Installed: Date Installed: Date Removed: Date Removed:

6.
MAJOR OR NON-ROUTINE REPAIRS/OCCURRENCES (if applicable):

State if Airframe is operating satisfactorily: yes no (if no, give details under “Comments” below):

Lessee has caused this Monthly Disclosure Report (MSN 2840) to be executed by its duly authorized representative on the date set forth above.

Authorized Signatory

for and on behalf of

GLOBAL CROSSING AIRLINES, INC.

SCHEDULE 1 DESCRIPTION OF AIRFRAME

Manufacturer: Airbus

Model: A320-232

MSN: 2840

Time Since New: 37,509.7 Flight Hours Cycles Since New: 45,145 Flight Cycles

APU Manufacturer: Collins Aerospace (formerly Hamilton Sundstrand) Model: APS3200

SN: 2374

Landing Gear Manufacturer: Messier Dowty Model: A320

Nose Serial Number: B2271

Right Serial Number: MDG3401

Left Serial Number: MDG3400

PRE-DELIVERY MODIFICATIONS

•
Fuel Tank Inerting System AMOC- AerSafe
•
Metric to Imperial Fuel Quantity Indication System Service Bulletin
•
APS3200 APU to be installed, certified and functional.

DEFERRED PRE-DELIVERY MODIFICATIONS

•
Installation of ADS-B Out DO-260B
•
Activation of Datalink capabilities and provisions

DELIVERY CONDITION

The Airframe will be delivered by Lessor with the Pre-Delivery Modifications completed prior to Delivery and the Deferred Pre-Delivery Modifications to be completed promptly following the Lease Commencement Date, and accepted by Lessee in its “as-is, where-is” with all faults condition, without any representation, warranty or covenant given by Lessor, express or implied. However, the Airframe shall be in materially the same condition as when inspected by Lessee.

SCHEDULE 2

FORM OF CERTIFICATE OF ACCEPTANCE (MSN 2840)

This Certificate of Acceptance is delivered on the date set out below by GLOBAL CROSSING AIRLINES, INC. (“Lessee”), to TVPX AIRCRAFT SOLUTIONS INC., not in

its individual capacity but solely as Owner Trustee (“Lessor”), pursuant to the Airframe Lease Agreement dated as of August , 2025 between Lessor and Lessee (the “Agreement”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.
DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at o’clock on this day of

, 2025, at , accepted the following, in accordance with the provisions of the Agreement:

A.
EQUIPMENT:
(i)
AIRFRAME: Airbus Model A320-200ceo airframe, Manufacturer’s Serial No. 2840 Total Flight Hours: 37,509.7 Flight Hours

Total Cycles: 45,145 Flight Cycles

Flight Hours Since Last C Check: 2,277.36 Flight Hours Cycles Since Last C Check: 2,711 Flight Cycles

Flight Hours Since Last D-Check: N/A Cycles Since Last D-Check: N/A

(ii)
LANDING GEAR:

Left Main:

Manufacturer's Serial No.: MDG3400 Manufacturer's Part No.: 201582001-030

1.
Total Flight Hours Since Overhaul: 4,800.7 Flight Hours
2.
Total Cycles Since Overhaul: 4,269 Flight Cycles
3.
Date of Last Overhaul: February 18, 2022

Right Main:

Manufacturer's Serial No.: MDG3401

Manufacturer's Part No.: 201582002-030

1.
Total Flight Hours Since Overhaul: 4,800.7 Flight Hours

2. Total Cycles Since Overhaul: 4,269 Flight Cycles

3. Date of Last Overhaul: February 28, 2022

Nose:

Manufacturer's Serial No.: B2271 Manufacturer's Part No.: D23757500-11

1.
Total Flight Hours Since Overhaul: 4,800.7 Flight Hours
2.
Total Cycles Since Overhaul: 4,269 Flight Cycles

3. Date of Last Overhaul: February 9, 2022

i.
APU:

Type: Manufacturer's Serial No.: 2374 Total Hours Since Last Overhaul:

(b)
INTERIOR CONFIGURATION:

i.
Seating: 180 Y
ii.
Lavatories: 3
iii.
Galleys: 2
iv.
Freight positions: 0

v.
Fuel:

(c)
All other Items of Equipment and other property, tangible and intangible, delivered by Lessor to Lessee.

Additional leftover foam parts for the center fuel tank

2.
CONFIRMATION

Lessee confirms to Lessor that as at the time indicated above, being the Lease Commencement Date:

(a)
the representations and warranties contained in Section 2.1 (Lessee’s Representations and Warranties) of the Agreement are hereby repeated;

(b)
the Airframe is insured as required by the Agreement; and

(c) Lessee’s authorized technical experts have inspected the Airframe to ensure the Airframe conforms to Lessee’s requirements. The Airframe is in accordance with the specifications of the Agreement and is irrevocably and unconditionally satisfactory in all respects [except as set forth in the attached Discrepancy List].

Annex 1 - LLPs

Annex 2 - Loose Equipment and Accessories

Annex 3 - Airframe Documents and Technical Records

Annex 4 - Airframe Status – Avionics Inventory Annex 5 Discrepancy List

IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate of Acceptance (MSN 2840) on the date set forth in paragraph 1 above.

LESSEE: GLOBAL CROSSING AIRLINES, INC.

By

Name:

Title:

SCHEDULE 3

COMMERCIAL TERMS

1.
RENT:

Lessee shall pay Rent beginning on the Lease Commencement Date for the duration of the Term until the Expiry Date, at the fixed amount of One Hundred Seventeen Thousand Eight Hundred Fifty-Nine and 38/100 US Dollars ($117,859.38) per month, payable in advance on each Rent Date.

2.
PURCHASE OBLIGATION:

Provided that Lessee has made all payments of Rent during the Term of the Lease, the Purchase Price for the Airframe on the Expiry Date (being the Scheduled Expiry Date) shall be the amount of One US Dollar ($1.00), taking into account the retention of the Security Deposit by Lessor.

If after the first six (6) months of the Term (but prior to conclusion of the Term) the Lessee elects, at its option, to purchase the Airframe, then Lessee shall pay to Lessor on the Closing Date: (a) such Purchase Price amount as set forth for the corresponding month in the chart set forth below, plus (b) two and one half percent (2.50%) of such Purchase Price amount.

Month	Purchase Price
6	$ 3,079,032
7	$ 2,989,397
8	$ 2,898,940
9	$ 2,807,655
10	$ 2,715,532
11	$ 2,622,565
12	$ 2,528,746
13	$ 2,434,067
14	$ 2,338,520
15	$ 2,242,097
16	$ 2,144,790
17	$ 2,046,591
18	$ 1,947,492
19	$ 1,847,485
20	$ 1,746,561
21	$ 1,644,711
22	$ 1,541,929
23	$ 1,438,203
24	$ 1,333,528
25	$ 1,227,892
26	$ 1,121,289
27	$ 1,013,708
28	$ 905,141
29	$ 795,578
30	$ 685,012
31	$ 573,432
32	$ 460,829
33	$ 347,194
34	$ 232,517
35	$ 116,789
36	$ -
3.
SECURITY DEPOSIT: The Security Deposit shall be the total amount of Nine Hundred Thousand US Dollars ($900,000.00), payable as follows:
a)
The Initial Deposit representing five percent (5%) of the Purchase Price in the amount of Two Hundred Twenty-Five Thousand US Dollars ($225,000.00) which has been received by Lessor prior to the date of this Agreement; and

b)
The Delivery Deposit representing fifteen percent (15%) of the Purchase Price in the amount of Six Hundred Seventy-Five Thousand US Dollars ($675,000.00) due on or prior to the Delivery Date.

4.
AGREED VALUE: Four Million Five Hundred Thousand US Dollars ($4,500,000.00).
5.
MAXIMUM DEDUCTIBLE: Five Hundred Thousand US Dollars ($500,000.00).

6.
MINIMUM LIABILITY COVERAGE: Seven Hundred Fifty Million US Dollars ($750,000,000.00) per occurrence.
7.
MODIFICATION THRESHOLD AMOUNT: Fifty Thousand US Dollars ($50,000.00).
8.
DAMAGE NOTIFICATION THRESHOLD: Fifty Thousand US Dollars ($50,000.00).
9.
LESSOR’S ACCOUNT (c/o Owner Participant):

Beneficiary Bank: City National Bank Bank Address: 2855 S. Le Jeune Road

Coral Gables, Florida 33134 USA

ABA: 066004367

SWIFT: CNBFUS3M

Beneficiary: AvCap Asset Trading, LLC

Address: 19495 Biscayne Boulevard, Suite 604 Aventura, Florida 33180 USA

Account: 30000717472

Reference: MSN 2840

10. LESSEE’S ACCOUNT

Beneficiary Bank: Synovus Bank

Bank Address: 1148 Broadway, Columbus, GA 31901 SWIFT: FICOUS44

Beneficiary: Global Crossing Airlines Operations LLC Address: 4200 NW 36th St 4th Floor, Miami, FL 33166

Account: 1013963804

Reference: MSN 2840

SCHEDULE 4 INSURANCE REQUIREMENTS

The Insurances required to be maintained are as follows:

(a)
HULL ALL RISKS of loss or damage while flying and on the ground with respect to the Airframe on an “agreed value basis” for the Agreed Value and with a deductible not exceeding the Maximum Deductible, or such other amount agreed by Lessor from time to time;
(b)
HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available in accordance with Policy Form LSW555D from the leading international insurance markets including confiscation and requisition by the State of Registration and the State of Incorporation for the Agreed Value;
(c)
SPARES ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Parts when not installed on the Airframe on an “agreed value” basis for their full replacement value;

(d)
AIRFRAME THIRD PARTY, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY

for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the Policy of an amount not less than the Minimum Liability Coverage applying any one occurrence and in the annual aggregate;

(e)
All required hull and spares insurance (as specified above), so far as it relates to the Airframe will:
(i)
name Lessor, Owner, the Agent or the Financing Parties (as may be directed by Lessor) as sole loss payee for an amount equal to the Agreed Value of the Airframe;
(ii)
name Lessor, Owner, the Agent, the Financing Parties, Indemnitees, and their respective successors and assigns as contract parties for their respective rights and interests;
(iii)
provide that all payments received as the result of an Event of Loss occurring during the Term will be settled jointly with Owner, Lessor, Agent and Lessee, and will be payable in Dollars to the applicable Financing Party (or Agent), as sole loss payee, unless there is no Financing Party, in which case all such payments will be payable to Lessor;
(iv)
provide that all insurance proceeds of any property, damage or loss to the Airframe or any Part occurring during the Term not constituting an Event of Loss and equal to or in excess of the Damage Notification Threshold will be paid to the repairer for repairs or for replacement property in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

(v)
include a notice and/or acknowledgement of assignment (relating to the assignment of Lessor’s interest in the Insurances to the Financing Parties) in a form acceptable to Lessor, if applicable;
(vi)
if separate Hull “all risks” and “war risks” insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);
(f)
All required liability insurances (specified above) will:
(i)
include the Indemnitees as additional insureds for their respective rights and interests;
(ii)
include a Severability of Interest clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;
(iii)
contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Owner, Lessor, or Financing Parties have the benefit so as to reduce the amount payable to the additional insureds under such policies;
(g)
All Insurances will:
(i)
be in accordance with normal industry practice of persons operating similar Airframe in similar circumstances;
(ii)
provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;
(iii)
operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;
(iv)
acknowledge the insurers is aware (and has seen a copy) of this Lease and that the Airframe is owned by Owner and is subject to the Mortgage and that the Insurances are subject to the Security Assignment in favor of the applicable Financing Party;
(v)
be no less favorable than the insurance carried by Lessee on its fleet except as to amounts which shall meet the minimums provided for herein in respect of Agreed Value, Maximum Deductible and Minimum Liability Coverage;
(vi)
shall be satisfactory to any Financing Parties;

(vii) provide that, in relation to the interests of each of the additional insureds the Insurances will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional insured seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by Lessee, or any other person other than the respective additional insured seeking protection of any warranty, declaration or condition, contained in such Insurances;

(viii) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional insureds or to be subrogated to any rights of any Financing Party against Lessor or Lessee;

(ix) provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set off or counter claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Airframe or any Part the subject of the relevant claim;

(x) provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty (30) days after written notice of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Owner, Lessor and each Financing Party, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the 5 great powers or nuclear peril for which termination is automatic; and

(xi) if reinsurance is a requirement of this Agreement such reinsurance will

(i) be on the same terms as the original insurances and will include the provisions of this Schedule 4, (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (iii) contain a “cut-through” clause in the following form (or otherwise satisfactory to Lessor): “The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Airframe Lease Agreement dated as of August , 2025 and made between Lessor and Lessee such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith”; subject to such provisions not contravening any law of the State of Incorporation;

(vii)
AVN.67B: Lessee may procure endorsements to the relevant insurance or reinsurance policies required to be maintained pursuant to Article 10 (Insurance) and this Schedule 4 so as to incorporate the terms of Lloyd's Form AVN.67B (or any revised form in general use in the London aviation insurance market) into such insurance or reinsurance policies, in which event, to the extent that any provisions of such Form AVN.67B (or any revised form) endorsement conflicts or is otherwise inconsistent with the requirements of any provision of this Agreement relating to insurance or reinsurance then (so long as it shall remain general aviation insurance practice to insure Airframe financed or leased by financial institutions on the basis of such endorsement), such conflicting or inconsistent provision of this Agreement shall be of no further force and effect and such endorsement shall be deemed to satisfy the requirements of each such conflicting or inconsistent provision of this Agreement.

SCHEDULE 5 RETURN CONDITIONS

The Airframe shall have been maintained in full compliance with the Lease, shall be complete, in serviceable condition and in substantially the same condition as when tendered for Delivery on the Delivery Date, normal wear and tear excepted. Lessee will tender the Airframe to Lessor at the Redelivery Location in the following condition:

•
The Airframe shall be in compliance with all applicable Airworthiness Directives of the Airframe which have an effective date (due date) for compliance prior to the Redelivery Date.
•
The Airframe shall not have installed thereon any equipment, accessory or system which is owned by any person other than Lessor or such ownership being readily transferrable to Lessor.
•
The Airframe shall have been operated, maintained and used in accordance with the terms and conditions of the Lease.
•
The Airframe shall be in the same configuration as when delivered to Lessee, unless Lessor and Lessee jointly agree to a configuration change.
•
All pilot and maintenance log book reports, technical data or other Airframe Documents generated during the Term shall be provided to Lessor at Redelivery.
•
All modifications performed prior to Delivery must match at Redelivery.
•
For any other modifications or replacements of Parts or components during the Term, Lessee shall provide such Airframe Documents, details and certificates of airworthiness for such Parts and/or components.

SCHEDULE 6

FORM OF REDELIVERY CERTIFICATE (MSN 2840)

This Redelivery Certificate (MSN 2840) is entered into on the date set forth below between

GLOBAL CROSSING AIRLINES, INC. (“Lessee”) and TVPX AIRCRAFT SOLUTIONS

INC., not in its individual capacity but solely as Owner Trustee (“Lessor”), pursuant to the Airframe Lease Agreement dated as of August , 2025 between Lessor and Lessee (the “Agreement”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.
Details of Acceptance

The Lessor hereby indicates and confirms to the Lessee, its successors and assigns, that the Lessor has on [Date] at [Time], while the Airframe was located at [Redelivery Location], accepted the following Airframe (the “Airframe”), in accordance with and subject to the provisions of the Lease:

A.
EQUIPMENT:
i.
AIRFRAME: Airbus Model A320-200ceo airframe, Manufacturer’s Serial No. 2840

Total Flight Hours:

Total Cycles:

Flight Hours Since Last C Check:

Cycles Since Last C Check:

Flight Hours Since Last D-Check:

Cycles Since Last D-Check:

ii.
LANDING GEAR:

Left Main:

Manufacturer's Serial No.:

Manufacturer's Part No.:

1)
Total Flight Hours Since Overhaul:
2.
Total Cycles Since Overhaul:
3.
Date of Last Overhaul:

Right Main:

Manufacturer's Serial No.: Manufacturer's Part No.:

2)
Total Flight Hours Since Overhaul:

2. Total Cycles Since Overhaul:

3.
Date of Last Overhaul:

Nose:

Manufacturer's Serial No.:

Manufacturer's Part No.:

1.
Total Flight Hours Since Overhaul:
2.
Total Cycles Since Overhaul:

3. Date of Last Overhaul:

iii.
APU:

Type: Manufacturer's Serial No.:

Total Hours Since Last Overhaul:

(c)
INTERIOR CONFIGURATION:

i.
Seating:
ii.
Lavatories:
iii.
Galleys:
iv.
Freight positions:

v.
Fuel:

(d)
All other Items of Equipment and other property, tangible and intangible, delivered by Lessor to Lessee.

2.
The Lessor confirms that on [Date] the above referenced Airframe was duly returned by the Lessee and accepted by the Lessor in accordance with and subject to the provisions of the Lease.

3.
The Lessee hereby confirms:

(a)
The Airframe is in serviceable condition and in substantially the same condition as when tendered for Delivery on the Delivery Date, normal wear and tear excepted.
(b)
The Airframe is being returned to Lessor free and clear of all Liens other than the applicable Lease or any Lessor’s Liens.

(c) There are no known direct or indirect claims, actions, proceedings, disputes or other potential liabilities that have been threatened or are proceeding against the Airframe (or the Lessee as it pertains to Lessee’s lease of the Airframe pursuant to the Lease).

4. The leasing of the Airframe pursuant to the Lease is terminated upon the execution of this Redelivery Certificate on the date set forth above, and neither the Lessor or the Lessee shall have any further rights or obligations to the other thereunder, save for the provisions of the Lease which are expressed as surviving the termination of the leasing of the Airframe pursuant thereto, all of which shall remain in full force and effect as the binding rights and obligations of Lessor and Lessee, respectively.

4.
Lessee and Lessor have caused this Redelivery Certificate to be executed by their respective duly authorized signatories on the on the date hereof.

5.
This Redelivery Certificate is executed and delivered without prejudice to the rights and obligations of the parties under the Lease that, by their terms, expressly survive the termination, cancellation or expiration thereof.

Annex 1 - LLPs

Annex 2 - Loose Equipment and Accessories

Annex 3 - Airframe Documents and Technical Records Annex 4 - Airframe Status – Avionics Inventory Annex 5 - Discrepancy List

IN WITNESS WHEREOF, Lessor and Lessee have caused this Redelivery Certificate (MSN 2840) to be executed in their names, by their duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in Paragraph 1 above.

TVPX AIRCRAFT SOLUTIONS INC.,

not in its individual capacity but solely as Owner Trustee, as Lessor

By:

Name:

Title:

GLOBAL CROSSING AIRLINES, INC.

as Lessee

By:

Name:

Title: